UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

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Nuverra Environmental Solutions, Inc.

(Name of Registrant as Specified in its Charter)

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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

June 26, 2018

Dear Stockholder:

On behalf of the Board of Directors, we are pleased to invite you to attend the 2018 Annual Meeting of Stockholders of Nuverra Environmental Solutions, Inc. (NYSE American: NES) to be held on August 7, 2018 at 1:00 p.m., Eastern Daylight Time.

To be cost-effective, we are holding a virtual Annual Meeting via the Internet. We are offering a live webcast of the Annual Meeting for our stockholders at www.virtualshareholdermeeting.com/NES2018 where you will be able to listen to the Annual Meeting, vote electronically, and submit questions to Mr. Charles K. Thompson, our Chairman and Interim Chief Executive Officer.

In addition, we are pleased to take advantage of the United States Securities and Exchange Commission rule allowing companies to furnish information statement materials to their stockholders over the Internet. We believe that this delivery process will expedite stockholders’ receipt of information statement materials. This delivery process will also lower the costs and reduce the environmental impact of our Annual Meeting. On June 26, 2018, we mailed to our stockholders of record as of June 18, 2018 a Notice of Annual Meeting of Stockholders, as well as a Notice of Internet Availability of Information Statement Materials containing instructions on how to access our Information Statement, Shareholder Letter and Annual Report for the fiscal year ended December 31, 2017. The Notice of Internet Availability of Information Statement Materials also provides instructions on how to receive a paper copy of the information statement materials by mail and how to vote at the 2018 Annual Meeting.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Information Statement Materials and in the Information Statement. We encourage you to carefully read these materials, as well as the Annual Report for the fiscal year ended December 31, 2017.

The Board of Directors is not soliciting proxies, and you are requested not to send us proxies. However, you may vote your shares at the Annual Meeting.

Thank you for your ongoing support of and continued interest in Nuverra Environmental Solutions, Inc.

Sincerely,

/s/ Charles K. Thompson
Charles K. Thompson Chairman and Interim Chief Executive Officer

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

June 26, 2018

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To be held August 7, 2018

To our Stockholders:

Notice is hereby given that the 2018 Annual Meeting of Stockholders of Nuverra Environmental Solutions, Inc., a Delaware corporation, will be held on August 7, 2018 at 1:00 p.m., Eastern Daylight Time, via the Internet at www.virtualshareholdermeeting.com/NES2018. Only stockholders of record that own our common stock at the close of business on June 18, 2018 are entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254.

The Annual Meeting will be held for the following purposes:

1.	To elect one Class I director to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2021 or until his respective successor is elected and qualified, or his earlier death, resignation, or removal. The Board of Directors has nominated Michael Y. McGovern for election as a Class I director at the Annual Meeting.

2.	To hold an advisory vote approving the compensation of our named executive officers.

3.	To hold an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

4.	To adopt the 2018 Restricted Stock Plan for Directors.

5.	To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Information Statement Materials for the Annual Meeting of Stockholders to be Held on August 7, 2018. Our information statement is attached. Our financial and other information is contained in our Annual Report for the fiscal year ended December 31, 2017. If you received a Notice of Internet Availability of Information Statement Materials by mail, you will not receive a printed copy of the information statement materials unless specifically requested. This information statement, our Shareholders Letter and our Annual Report for the fiscal year ended December 31, 2017 are available at http://ir.nuverra.com/sec-filings. If you received a Notice of Internet Availability of Information Statement Materials by mail and would like to receive a printed copy of our information statement materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Information Statement Materials. In addition, the Notice of Internet

Availability of Information Statement Materials provides instructions on how stockholders may request to receive information statement materials for future Annual Meeting materials in printed or email form.

THE BOARD OF DIRECTORS IS NOT SOLICITING PROXIES AND YOU ARE REQUESTED NOT TO SEND US PROXIES. HOWEVER, YOU MAY VOTE YOUR SHARES AT THE ANNUAL MEETING.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

/s/ Charles K. Thompson
Charles K. Thompson Chairman and Interim Chief Executive Officer

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

- i -

- ii -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

www.nuverra.com

INFORMATION STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 7, 2018

This information statement (“Information Statement”) is being furnished in connection with the annual meeting of stockholders to be held on August 7, 2018 (the “Annual Meeting”) of Nuverra Environmental Solutions, Inc., a Delaware corporation (“we,” “our,” “us,” “Nuverra,” or the “Company”) via live webcast on the Internet at www.virtualshareholdermeeting.com/NES2018, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and as described below. We first made this Information Statement available to stockholders on June 26, 2018. You are cordially invited to attend the live webcast of the Annual Meeting and are requested to vote on the proposals described in this Information Statement at the Annual Meeting.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. HOWEVER, YOU MAY VOTE YOUR SHARES AT THE ANNUAL MEETING.

The following proposals will be considered at the Annual Meeting:

1.	To elect one Class I director to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2021 or until his respective successor is elected and qualified, or his earlier death, resignation, or removal. The Board of Directors (the “Board”) has nominated Michael Y. McGovern for election as a Class I director at the Annual Meeting.

2.	To hold an advisory vote approving the compensation of our named executive officers.

3.	To hold an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.

4.	To adopt the 2018 Restricted Stock Plan for Directors.

5.	To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How to Participate in the Electronic Meeting

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/NES2018, click on the “Investors” section and then the “Annual Meeting Webcast” link at least 15 minutes prior to the start of the 1:00 p.m. Eastern Daylight Time meeting to provide time to register and download the required audio software, if needed. All stockholders will need to register by entering your name and, if you would like to ask a question during the question and answer session following the Annual Meeting presentation, you will also need to enter the control number received with your Notice of Internet Availability of Information Statement Materials. Questions that would be appropriate to raise in person and that relate to the purpose of the meeting will be accepted during the meeting. To submit questions, please access the Annual Meeting webcast and select “Ask a Question.”

The webcast replay will be available at www.virtualshareholdermeeting.com/NES2018 until December 31, 2018.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on June 18, 2018 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, we had 11,695,580 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by such stockholder. Our Third Amended and Restated Bylaws (“Bylaws”) provide that a majority of the outstanding shares of our common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required

If a quorum is present, the votes required for the proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

•	Proposal 1: The nominee for Class I director receiving the highest number of votes will be elected as the Class I director. Abstentions and broker non-votes will not have any effect on the election of directors. Note that if your shares are held by a broker or nominee, such broker or nominee will not have authority to vote your shares in the election of directors unless you provide instructions to him or her regarding how you would like your shares to be voted.

•	Proposals 2, 4 and 5: Our Bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the Annual Meeting. Notwithstanding the vote required by our Bylaws, Proposal 2 and Proposal 5 are advisory only and are not binding on us. Our Board will consider the outcome of the votes on Proposals 2 and 5 in considering what action, if any, should be taken in response to the advisory vote by stockholders. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of the vote on these proposals. Note that if your shares are held by a broker or nominee, such broker or nominee may exercise his or her discretion to vote your shares for Proposal 5, but will not have authority to vote your shares on Proposal 2 or Proposal 4 unless you provide instructions to him or her regarding how you would like your shares to be voted.

•	Proposal 3: With respect to the advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, the option of one year, two years or three years that receives the highest number of votes cast by stockholders present at the Annual Meeting and entitled to vote will be the frequency for the advisory vote on executive compensation. Because this vote is advisory, it will not be binding upon the Board. However, the Compensation and Nominating Committee will take into account the outcome of the votes when considering the frequency of the advisory vote on named executive officer compensation. Note that if your shares are held by a broker or nominee, such broker or nominee may not exercise his or her discretion to vote your shares for Proposal 3 unless you provide instructions to him or her regarding how you would like your shares to be voted.

Interest Of Certain Persons In Matters To Be Acted Upon

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro-rata and in accordance with their respective stock ownership interests.

Explanatory Note

On May 1, 2017, the Company and certain of its material subsidiaries filed voluntary petitions under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to pursue prepackaged plans of reorganization (together, and as amended, the “Plan of Reorganization”). On July 25, 2017, the Bankruptcy Court entered an order confirming the Plan of Reorganization, which became effective on August 7, 2017 (the “Effective Date”).

PROPOSAL 1—ELECTION OF DIRECTORS

Background

We have a classified Board of Directors (“Board”) currently consisting of four directors, all but one of whom are non-employee directors, divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year staggered terms that expire in successive years. Our Class I director’s term expires this year. Accordingly, we are holding an election for our Class I director at the Annual Meeting, with the Class I director elected to serve a three-year term.

The Board has nominated Michael Y. McGovern for election as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2021 or until his successor is elected and qualified, or his earlier death, resignation or removal. In the event Mr. McGovern declines to serve or becomes unavailable for any reason, or if any additional vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the stockholders may vote for such substitute nominee at the Annual Meeting as the Board may designate. Mr. McGovern has consented to being named in this Information Statement and has agreed to serve if elected.

Vote Required and Board Recommendation

If a quorum is present and voting, the nominee for Class I director receiving the highest number of votes will be elected as the Class I director. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum, but will have no effect on the result of the vote. Biographical information, including the principal occupation of and other directorships held by Mr. McGovern for at least the past five years as well as the specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. McGovern should serve as a member of the Board is provided below, as well as the Class II and Class III directors whose terms of office will continue after the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEE NAMED ABOVE.

Information Regarding Directors and Nominees

The following table sets forth information regarding our current directors, including the Class I nominee proposed to be elected at the Annual Meeting. There are no family relationships between any directors or executive officers of the Company.

Name	Position with our Company	Age	Director Since
Charles K. Thompson	Chairman, Interim Chief Executive Officer, and Director	56	2017
John B. Griggs	Director	46	2017
Michael Y. McGovern	Director	66	2017
Lawrence A. First	Director	56	2018

Class I Director Nominated for Election at the 2018 Annual Meeting Whose Term, if Elected, Will Expire at the 2021 Annual Meeting of Stockholders

Michael Y. McGovern: Mr. McGovern is currently the Chairman and Chief Executive Officer of Sherwood Energy, LLC, an aggregator of hydrocarbon reserves through direct ownership of working interests in oil and natural gas leases, and currently serves as a director for Cactus Wellhead, LLC, a manufacturer and servicer of pressure control equipment for offshore and onshore oil and gas production, and as a director of Fibrant LLC, a US unit of Fibrant BV, a Netherlands based global producer and supplier of high quality chemical performance products. Mr. McGovern has served previously as a director of various public and private companies operating in the oil and gas and energy industries, including Probe Holding Inc. (2014-2017), Quicksilver Resources Inc. (2013-2016), Long Run Exploration Ltd. (2008-2013); and Columbia Chemical Company (2010-2011). Mr. McGovern holds a B.S. from Centenary College and attended the Freeman School of Business at Tulane University from 1973-1974 and the Loyola University New Orleans College of Law from 1979-1980.

Director Whose Term Expires at the 2019 Annual Meeting of Stockholders (Class II Director)

John B. Griggs: Mr. Griggs is the EVP of Finance & Corporate Development for Conquest Completion Services, a Shreveport, Louisiana-based provider of coiled tubing and related completion services, where he focuses primarily on strategic and returns-based capital allocation initiatives both organic and inorganic. Prior to joining Conquest, Mr. Griggs was the Chief Financial Officer of Rubicon Oilfield International, a Houston-based oilfield products manufacturing company he co-founded in early 2015. While at Rubicon, Mr. Griggs was responsible for the company’s accounting, treasury/finance, tax, risk management, and corporate development functions and was also intimately involved in the establishment of high-level strategic plans and overall company leadership. From 2011 through 2014, Mr. Griggs was a Managing Director at CSL Capital Management, an energy private equity firm. While at CSL, Mr. Griggs sponsored investments in and served on the boards of several oilfield services companies, including Independence Oilfield Chemicals and Delta Subsea. From 2005 through 2011, Mr. Griggs was a Senior Vice President for the direct capital arm of the D.E. Shaw Group where he focused on direct debt and equity investments in energy companies, with a particular focus on energy services and equipment, midstream and downstream companies. Mr. Griggs holds a B.A. from the University of Texas at Austin and an M.B.A. from the Harvard Business School, where he was a Baker Scholar.

Directors Whose Terms Expire at the 2020 Annual Meeting of Stockholders (Class III Directors)

Charles K. Thompson: Mr. Thompson currently serves as our Chairman of the Board and Interim Chief Executive Officer. He is currently a Managing Partner of PinHigh Capital Partners, a Houston-based family office affiliated investment partnership with a focus on private oil service and exploration and production (“E&P”) investments. Mr. Thompson currently serves as a member of the boards of directors of KSW Oilfield Services and Wayfinder Resources. Previously, Mr. Thompson spent two years at Nomura Securities building the oil and gas investment banking business, and from 2004 to 2014 he was an original partner of Legacy Partners Group, a boutique mergers and acquisitions firm based in New York that was sold to FBR Capital Markets in

2007. Mr. Thompson holds a B.A. in geology from Williams College and attended Columbia Business School. Mr. Thompson will continue to serve as our Interim Chief Executive Officer until a permanent Chief Executive Officer is appointed.

Lawrence A. First: Mr. First currently serves as the Chief Investment Officer and Managing Director of Ascribe Capital LLC (“Ascribe”). He joined Ascribe in 2008 and, prior thereto, was a Managing Director and Co-Portfolio Manager in Merrill Lynch’s Principal Credit Group, a proprietary investing platform for the firm’s capital, where he was responsible for evaluating and managing assets in the team’s North American portfolio, including non-investment grade bank loans, stressed/distressed fixed income investments and public and private equity. Prior to joining Merrill Lynch in 2003, Mr. First was a senior partner in the Bankruptcy and Restructuring department of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, where he began his legal career in 1987. At Fried Frank, he represented both debtors and creditors in both in-court and out-of-court restructurings as well as lenders to, investors in, and potential buyers and sellers of, financially troubled companies. Prior to his joining Fried Frank’s Bankruptcy and Restructuring department, he was a member of its Corporate Department, where he became a partner in 1994. On behalf of Ascribe, Mr. First currently serves on the boards of directors of Forbes Energy Services, Ltd. since 2017, Geokinetics Inc. since 2013, Engineering Solutions & Products, LLC since November 2013 and Big Run, Inc. since March 2018. He previously served as a director of Alion Science and Technology Corp. from August 2014 until August 2015 and EnviroSolutions Inc. from July 2010 to March 2018. Mr. First received a Bachelor of Arts in History and Sociology from Haverford College, and a Juris Doctor from New York University School of Law. He also attended the London School of Economics.

Corporate Governance Principles and Board Matters

We believe that effective corporate governance is critical to our long-term success and ability to create value for our stockholders. In connection with the emergence from our restructuring proceedings and subsequent listing on the NYSE American Stock Exchange (the “NYSE American”) in October 2017, the Board reviewed and updated, and from time to time as appropriate, the Board will continue to review and update, as appropriate or required, our corporate governance policies and practices, consistent with the provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the United States Securities and Exchange Commission (“SEC”), and the corporate governance requirements of the NYSE American. Based upon its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability and responsibility with respect to the Company, its management and employees, and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, insider trading policy, communication policy, and the charters for each of our Board committees are available in the “Governance” section of our website at www.nuverra.com and are available free of charge upon request addressed to Corporate Secretary, Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254.

Director Independence

We currently have four directors on our Board. Our Corporate Governance Guidelines and SEC rules require us to maintain a board of directors with at least a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Each member of the Board must meet certain mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by our Corporate Governance Guidelines, the SEC, and any other laws and regulations applicable to us. Each member of the Board is required to promptly advise the Chairman of the Board and the Chairman of the Compensation and Nominating Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by the SEC, any applicable exchange or market, any other laws and regulations or these guidelines, including, but not limited to, such member’s independence.

The Board has affirmatively determined that three of our four Board members, Messrs. Griggs, McGovern, and First, and all Board committee members, are independent under all applicable rules governing independence. In reaching its determination, the Board reviewed the Company’s Corporate Governance Guidelines, SEC rules, NYSE American listing rules, and the individual circumstances of each director and determined that each of the directors identified as independent satisfied the applicable standards. The Board determined that Mr. Thompson does not currently satisfy the independence standards due to his appointment as Interim Chief Executive Officer.

Executive Sessions

NYSE American listing rules require the Company’s non-management directors to meet, at least annually, in regularly scheduled executive sessions without management present. Our Corporate Governance Guidelines, which are discussed more fully below under “Corporate Governance Guidelines,” provide that our non-management directors will meet in executive session without management directors or management present on a regularly scheduled basis, but not less than quarterly. We revised our Corporate Governance Guidelines following our emergence from our restructuring proceedings and in connection with our listing on the NYSE American in October 2017. Our non-management directors held 13 executive sessions during fiscal 2017. The director to preside during an executive session is determined at the beginning of the meeting. In addition, our Audit Committee charter requires that the members of the Audit Committee meet with our independent auditors in executive session. The members of the Audit Committee held 2 executive sessions with our independent auditors during 2017.

Committees and Meeting Attendance

The Board has established a standing Audit Committee and a Compensation and Nominating Committee. Each of these Board committees operates under a written charter adopted by the Board. The Board committee charters are available in the “Governance” area of our website at www.nuverra.com. All committees consist of two persons, none of whom is employed by us and all of whom are independent under SEC rules and NYSE American listing rules. From time to time, the Board will create special committees to address specific matters such as financial or corporate transactions.

The Board and its Audit and Compensation and Nominating Committees meet periodically in person and via conference calls throughout the year, and also hold special meetings and act by written consent from time to time as appropriate. The Board held 13 meetings during 2017, and as noted above, the non-management members of the Board held 13 executive sessions. Since emergence from our chapter 11 proceedings, each director attended 100% of the meetings of the Board and the meetings held by all Board committees on which such person served.

The following table sets forth the two standing committees of the Board following our emergence from our chapter 11 proceedings, the members of such committee and the number of meetings held by each committee during the period following our emergence from our chapter 11 proceedings through the end of the last fiscal year.

Director	Audit Committee	Compensation and Nominating Committee
John B. Griggs	Chair	X
Michael Y. McGovern	X
Charles K. Thompson (1)	X	X
Number of Meetings Held From August 7, 2017 Through December 31, 2017	1	0

(1)	Mr. Thompson’s service on the Audit Committee and Compensation and Nominating Committee ceased following his appointment as Interim Chief Executive Officer on March 2, 2018.

Prior to the Company’s emergence from its chapter 11 proceedings on August 7, 2017, the Board had three standing Board committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Following emergence from our chapter 11 proceedings, the Board consolidated the responsibilities of the Compensation Committee and Nominating and Corporate Governance Committee into one committee. The following table sets forth the three standing committees of the Board prior to our emergence from chapter 11, the members of each such committee and the number of meetings held by each committee prior to our emergence from our chapter 11 proceedings.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
William M. Austin	X
Edward A. Barkett	X
Tod C. Holmes	X
R.D. “Dan” Nelson		X	X
Dr. Alfred E. Osborne, Jr.	Chair
J. Danforth Quayle		Chair	X
Robert B. Simonds		X	Chair
Number of Meetings Held From January 1, 2017 Through August 6, 2017	4	0	0

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are strongly encouraged to attend our annual meetings of stockholders and we currently expect all of our directors to be in attendance at the Annual Meeting on August 7, 2018. As we did not hold a 2017 annual meeting of stockholders, there was no annual meeting last year for our directors to attend; however, with respect to our last annual meeting held in 2015, all of our directors attended.

Audit Committee

The members of the Audit Committee are Messrs. Griggs (Chair) and McGovern. Currently, all members of the Audit Committee meet the independence requirements of the Company’s Corporate Governance Guidelines, the additional independence requirements of the SEC and NYSE American, and other applicable law. The Audit Committee’s written charter can be found in the “Corporate Governance” section of our website at www.nuverra.com under the Investors tab. The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include the following:

•	selecting and hiring of our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•	reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;

•	reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

•	reviewing and approving any related party transactions (See “Certain Relationships and Related Party Transactions” herein for further discussion); and

•	overseeing, discussing with our Board, management and our independent registered public accounting firm and, as necessary, making recommendations to our Board regarding how to address risks relating to accounting matters, financial reporting and legal and regulatory compliance and developments, and the services provided by our independent registered public accounting firm.

The Board has determined that Messrs. Griggs and McGovern are financially literate and qualify as “audit committee financial experts” as defined under SEC rules and regulations. As noted above, Messrs. Griggs and McGovern meet the applicable independence requirements.

Compensation and Nominating Committee

The members of the Compensation and Nominating Committee of the Board are Messrs. Griggs and McGovern. As noted above, all members of the Compensation and Nominating Committee meet the independence requirements of the SEC, NYSE American, and independent non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation and Nominating Committee’s written charter can be found in the “Governance” section of our website at www.nuverra.com. The Compensation and Nominating Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for our executive officers.

On behalf of the Board, the Compensation and Nominating Committee monitors and assists the Board in determining compensation for our senior management, directors and employees and identifying individuals qualified to become directors consistent with criteria established by the Board. The Compensation and Nominating Committee’s responsibilities include the following:

•	setting performance goals for our officers and reviewing their performance against these goals;

•	reviewing and recommending compensation and benefit plans for our officers and compensation policies for the Board and members of the Board committees;

•	reviewing the terms of employment agreements and arrangements with our officers;

•	reviewing and discussing with the Company’s management the section of this Information Statement entitled “Compensation Discussion and Analysis” and determining whether to recommend to the Board that such section be included in our Information Statement and in our annual report on Form 10-K;

•	producing an annual report on executive compensation for inclusion in our Information Statement;

•	overseeing, discussing with our Board and management, and, as necessary, making recommendations to the Board regarding how to address risks relating to employment, compensation and benefits policies. To assist it in satisfying these oversight responsibilities, the Compensation and Nominating Committee meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made;

•	evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board;

•	administering a policy for considering nominees for election to the Board;

•	overseeing our directors’ performance and self-evaluation process;

•	developing continuing education programs for the Board;

•	reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

•	overseeing, discussing with our Board and management and, as necessary, making recommendations to the Board regarding how to address risks relating to management and Board succession planning, ethics, corporate governance and business practices.

The Board and the Compensation and Nominating Committee do not discuss or make decisions regarding an executive officer’s compensation in the presence of such executive officer. Except for consulting from time to time at the Compensation and Nominating Committee’s request with both our Chairman and Interim Chief Executive Officer, our executive officers, including the named executive officers (as defined below under “Executive Compensation—Compensation Discussion and Analysis”), do not have any role in determining the form or amount of compensation paid to our named executive officers. For more information on the responsibilities and activities of the Compensation and Nominating Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” appearing on page 18 of this Information Statement. The Compensation and Nominating Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent compensation consultant during 2017 for the provision of data and recommendations to the Compensation and Nominating Committee during its monitoring, evaluations and actions with regard to executive compensation.

Selection of Board Nominees

As described herein, on the Effective Date of the Plan of Reorganization all of our prior directors (other than Mr. Johnsrud) were deemed to have resigned, and our current directors were selected to serve as directors, commencing on the Effective Date (other than Mr. First whose appointment occurred on May 1, 2018), by certain parties holding director designation rights as set forth in the Plan of Reorganization.

Future director candidates will be evaluated by the Compensation and Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. The Compensation and Nominating Committee’s consideration of a candidate for director will include assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills and abilities and potential time commitment, and whether such characteristics are consistent with our Corporate Governance Guidelines and other criteria established by the Compensation and Nominating Committee from time to time. In addition, the Compensation and Nominating Committee will take into account diversity of background and experience that the individual will bring to the Board. In evaluating potential director candidates, the Compensation and Nominating Committee will consider a variety of factors, in addition to personal and professional integrity, including the following:

•	experience in corporate management;

•	experience with complex business organizations;

•	experience as a board member or officer of another publicly held company;

•	diversity of expertise, experience in substantive matters related to the Company’s business and professional experience as compared to existing members of our Board and other nominees; and

•	practical and mature business judgment.

The Compensation and Nominating Committee may also adopt such procedures and criteria not inconsistent with our Corporate Governance Guidelines as it considers advisable for the assessment of director candidates. Other than the foregoing, there are no stated minimum criteria for director nominees. The Compensation and Nominating Committee does, however, recognize that each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgement, at least one member of the Audit Committee should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board must meet the definition of “independent director” under applicable rules governing independence. Although we do not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Compensation and Nominating Committee recognizes the benefits associated with a diverse board, and intends to take diversity considerations into account when identifying candidates. The Compensation and Nominating Committee will utilize a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Compensation and Nominating Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. The priorities and emphasis of the Compensation and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective board members.

The Compensation and Nominating Committee also has responsibility for establishing procedures for the nomination process and recommending candidates for election to the Board. It is anticipated that consideration of new Board nominee candidates will involve a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2017, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

Stockholder Nominations

The Compensation and Nominating Committee will consider stockholder recommendations for candidates for the Board if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. The Compensation and Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Compensation and Nominating Committee.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate as a director: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the nomination, including the nominee, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such nomination before the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (A) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Securities Exchange Act of 1934, as amended (including their name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by such candidate, and the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected), and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

There have been no material changes to these procedures since last disclosed by the Company.

Stockholder Communications with the Board

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management directors as a group by writing to them c/o Corporate Secretary, Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman by letter to the above address, marked for the attention of the Chairman. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available in the “Governance” section of the Company’s website at www.nuverra.com and a printed copy may also be obtained by any stockholder upon request directed to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary. The Company intends to post amendments to or waivers, if any, from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or its principal executive officer, principal financial officer, or principal accounting officer) at this location on its website. Among other matters, our Code of Business Conduct and Ethics is designed to promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	compliance with applicable governmental laws and regulations and stock exchange rules;

•	prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Compensation and Nominating Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available in the “Governance” section of our website at www.nuverra.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

Among other matters, the Corporate Governance Guidelines include the following:

•	The Board will be made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by NYSE American listing rules, the requirements of the SEC, and any additional requirements the Board deems appropriate.

•	Non-management directors will meet in executive session without management present on a regularly scheduled basis, but not less frequently than quarterly. In the event that the non-management directors include directors that are not independent under the NYSE American listing rules, the independent directors should schedule an executive session at least once a year.

•	The Board and its committees each conduct an annual self-evaluation.

•	Directors are expected to regularly attend all meetings of the Board and of the committees of which they are members.

•	To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Board Leadership Structure and Role in Risk Management

Our Corporate Governance Guidelines provide that the Board may select our Chief Executive Officer as Chairman or appoint a Chairman who does not also serve as Chief Executive Officer. In determining the appropriate leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders.

The Board believes the appointment of Mr. Thompson as Chairman and Interim Chief Executive Officer is best for the Company at this time as a combined role of Chairman and Interim Chief Executive Officer will promote unified leadership and direction for the Company until a permanent Chief Executive Officer is named.

The Board believes that this leadership structure achieves independent oversight and management accountability through regular executive sessions of the non-management directors that are mandated by our Corporate Governance Guidelines and through a Board composed of a majority of independent directors. We do not have a designated lead independent director, instead allowing our independent directors as a group to choose who among them is best suited to serve as chairman of each executive session.

In the normal course of its business, the Company is exposed to a variety of risks, including operational risks such as long-term changes in commodity prices affecting its customer base or causing shifts in the means and/or location of its customers’ operations, governmental policy decisions, and increasing competition from renewable sources of power generation, legislative and regulatory risks, including those related to climate change and air emissions, and general economic, credit and investment risks. Additional risks are disclosed in our filings with the SEC, including our Form 10-K for the fiscal year ended December 31, 2017. The Board is actively involved in oversight of risks that could affect the Company with an emphasis on understanding the key enterprise risks affecting the Company’s business. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategies. This oversight is conducted primarily through committees of the Board, as set forth in the descriptions of each of the committees above, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from key operating, finance and legal officers responsible for oversight of particular risks within the Company; the Board also receives updates during the year on particular matters relating to risks and risk controls that management believes need to be brought to its attention. At least quarterly, our executive management team provides a comprehensive corporate risk report to the full Board, discussing the primary risks identified by management and the Company’s risk control organization and risk control practices.

Audit Committee Matters

Audit Committee Report

The Audit Committee is comprised of two non-employee directors—Messrs. Griggs (Chair) and McGovern—and operates under a written charter, adopted by the Board, which is posted on the “Governance” section of the Company’s website at www.nuverra.com. We believe the charter is in compliance with SEC regulations and NYSE American rules.

The primary purposes of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm and internal audit function. The independent registered public accounting firm reports directly to the Audit Committee.

Management has the primary responsibility for the preparation of the Company’s financial statements and the internal financial controls and reporting process. The Company’s management has represented to the Audit Committee that the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2017 were prepared in accordance with generally accepted accounting principles in the United States. The Company’s independent registered public accounting firm is responsible for auditing these Consolidated Financial Statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited Consolidated Financial Statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies and estimates applied by the Company in the preparation of its Consolidated Financial Statements. The Audit Committee also discussed with the Company’s management the process for certifications by the Chief Executive Officer and Chief Financial Officer with respect to such financial statements as well as management’s assessment of internal control over financial reporting as of December 31, 2017. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with such firm its independence. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of tax services to the Company was compatible with the registered public accounting firm’s independence and determined it was compatible, due to the fact that the independent registered public accounting firm did not provide tax services to the Company in 2017.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited Consolidated Financial Statements be included in Nuverra Environmental Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

The Audit Committee has selected Moss Adams, LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018, and has asked the shareholders to ratify the selection.

/s/ John B. Griggs (Chair)

/s/ Michael Y. McGovern

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Independent Registered Public Accounting Firm’s Fees and Services

The following is a summary of the independent registered public accounting fees billed to us for professional services rendered by our current auditor Moss Adams and Hein & Associates LLP (“Hein”) for the fiscal years ended December 31, 2016 and 2017.

Fee Category	Moss Adams 2017	Hein 2017(1)	Hein 2016
Audit Fees	$202,250	$100,025	$278,570
Audit Related Fees	$—	$67,200	$15,460
Tax Fees	$—	$—	$—
All Other Fees	$—	$—	$—

Total Fees	$202,250	$167,225	$294,030

(1)	On November 16, 2017, Hein combined with Moss Adams and Hein’s partners and employees joined Moss Adams. As a result of this combination, on November 16, 2017, Hein resigned as the Company’s independent registered public accounting firm. Concurrent with Hein’s resignation, on and effective as of November 16, 2017, the audit committee of the Company’s board of directors approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company to audit the Company’s financial statements for the fiscal year ended December 31, 2017.

Audit fees consist of fees billed for each of 2017 and 2016 for professional services rendered in connection with the audit of our annual Consolidated Financial Statements and reviews of our interim Consolidated Financial Statements included in our periodic reports. All of Moss Adams’ services in auditing the Company’s financial statements for the fiscal year ended December 31, 2017 were performed by full-time permanent employees of Moss Adams.

Audit related fees consist of fees that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees.” For fiscal 2017, this includes fees and audit-related work in connection with our fresh start accounting in fiscal 2017 following our emergence from chapter 11 on the Effective Date.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by the independent registered public accounting firm of audit and non-audit services. The independent registered public accounting firm may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background

In accordance with requirements of Section 14A of the Securities Exchange Act, as amended, and the related rules of the Securities and Exchange Commission (“SEC”), we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Information Statement (including the Compensation Discussion and Analysis, compensation tables and narratives accompanying those tables).

Our executive compensation programs are designed and regularly reviewed by the Compensation and Nominating Committee of the Board of Directors (“Board”), which consists entirely of independent directors. As described more fully under “Compensation Philosophy” in the Compensation Discussion and Analysis later in this Information Statement, our executive compensation programs are designed to achieve the following objectives:

•	provide a competitive total compensation package sufficient to attract, motivate and retain high caliber executives who will deliver long-term shareholder value;

•	support and recognize attainment of our tactical and strategic goals;

•	maintain an appropriate balance between fixed and variable compensation, and long-term and short-term incentives, with recognition of our senior executives’ responsibility for the Company’s overall performance and market value; and

•	ensure internal alignment of executive activities and actions with Company financial and operating objectives, without undue risk.

We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Information Statement (including the Compensation Discussion and Analysis, compensation tables and narratives accompanying those tables).

As an advisory vote, this Proposal is not binding upon the Company. However, the Compensation and Nominating Committee of the Board, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to approve Proposal No. 2. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of June 18, 2018.

Name	Position with our Company	Age	Executive Officer Since
Charles K. Thompson(1)	Chairman and Interim Chief Executive Officer	56	2018
Robert Y. Fox(2)	President and Chief Operating Officer	56	2018
Edward A. Lang	Executive Vice President and Chief Financial Officer	62	2017
Joseph M. Crabb	Executive Vice President, Chief Legal Officer, and Corporate Secretary	50	2014

(1)	See “Proposal 1—Election of Directors—Information Regarding Directors and Nominees” for biographical information regarding Mr. Thompson.
(2)	Mr. Fox joined the Company as President and Chief Operating Officer effective as of June 18, 2018.

Robert Y. Fox, President and Chief Operating Officer

Robert Y. Fox serves as the Company’s President and Chief Operating Officer. Mr. Fox has over 25 years of senior management experience in the transportation and logistics businesses. Prior to joining the Company, Mr. Fox served in various senior executive positions with Comcar Industries, Inc. from 2001 to June 2018, including as Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Fox also previously held senior management positions with Rocor International, Builder’s Transport, Inc. and Burlington Northern Motor Holdings, Inc. Mr. Fox is a graduate of the University of Texas at Arlington, with a B.B.A. in accounting and he is a Certified Public Accountant.

Edward A. Lang, Executive Vice President and Chief Financial Officer

Edward A. Lang serves as the Company’s Executive Vice President, Chief Financial Officer, and principal financial officer. Mr. Lang has over 30 years of experience in treasury management, investor relations, risk management, tax planning and compliance, and other corporate finance matters. Prior to joining the Company, he served as Senior Vice President – Finance of Republic Services, Inc. (“Republic”) from December 2008 to June 2015, and prior to that as Vice President – Treasurer of Republic from October 1998 to December 2008. Republic is a Fortune 500 company, traded on the New York Stock Exchange, and is the second-largest service provider in the domestic non-hazardous solid waste industry. Prior to his service at Republic, Mr. Lang served for over nine years in various corporate finance and treasury positions at the Dole Food Company, including two years as Vice President – Treasurer. Mr. Lang is a graduate of the University of Southern California, with a B.S. in Real Estate Finance, and he also holds an M.B.A. in Finance and Information Systems from Indiana University.

Joseph M. Crabb, Executive Vice President, Chief Legal Officer, and Corporate Secretary

Joseph M. Crabb serves as the Company’s Executive Vice President, Chief Legal Officer, and Corporate Secretary. He has served in his present position since joining Nuverra in 2014. Prior to joining the Company, Mr. Crabb was in private practice with the law firm now known as Squire Patton Boggs (US) LLP, where he was a partner in the corporate practice group in the firm’s Phoenix office. Mr. Crabb received his B.A. degree in History and his J.D. degree from the University of Iowa.

Executive Compensation

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we describe the material elements of our executive compensation awarded to, earned by, or paid to the executive officers of the Company during fiscal 2017. These individuals are referred to as the “named executive officers” or “NEOs” in this Compensation Discussion and Analysis. The compensation of the named executive officers for 2017 is set forth in the 2017 Summary Compensation Table and other tables contained herein.

During fiscal 2017, our named executive officers were:

Name	Title
Mark D. Johnsrud(1)	Former Chairman of the Board and Chief Executive Officer
Edward A. Lang(2)	Executive Vice President and Chief Financial Officer
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary

(1)	Mr. Johnsrud resigned all officer positions in connection with his departure from the Company effective March 2, 2018. Details of his departure and transition were included in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2018.
(2)	Mr. Lang joined the Company as Executive Vice President and Chief Financial Officer effective as of August 23, 2017.

We also provide an overview of our executive compensation philosophy and explain how and why the Board’s Compensation and Nominating Committee arrived at the specific compensation decisions involving the named executive officers in fiscal year 2017.

As a result of the chapter 11 proceedings in fiscal 2017, our process for making compensation decisions for NEOs during 2017 was unique and involved distinct decision-making responsibilities and timeframes. During 2017 prior to the August 7, 2017 effective date (the “Effective Date”) of the Plan of Reorganization, substantially all decisions involving NEO compensation were subject to approval by the principal noteholders who received a substantial portion of the Company’s equity upon emergence from chapter 11. Accordingly, the decisions of the Compensation Committee prior to the Effective Date regarding such matters reflected ongoing discussions among the Company’s management, the Board and such noteholders, with the input of outside professional advisors, as applicable. In addition, certain matters relating the Company’s business operations, including various compensation decisions, were subject to approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) during the portion of 2017 that the Company was in bankruptcy. Starting on the Effective Date, three new Board members were appointed (in addition to Mr. Johnsrud) and all of our prior non-employee directors, which included all prior members of our Compensation Committee, were deemed to have resigned. As a result, the membership of our Compensation Committee changed in its entirety on the Effective Date, and thereafter our newly constituted Board and Compensation and Nominating Committee became responsible for compensation decisions. Because of the foregoing changes in responsibility for compensation decisions over the course of 2017, portions of this Compensation Discussion and Analysis that refer to time periods through the Effective Date involve various actions taken and decisions made by the Company’s prior Board and Compensation Committee (with Bankruptcy Court review and approval in certain circumstances), while portions involving time periods after the Effective Date reflect actions taken and decisions made by the newly constituted Board and Compensation and Nominating Committee.

2017 Summary Compensation and Highlights

Our compensation philosophy during 2017 prior to the Effective Date was shaped by continuing challenges in our business operating environment and by our ongoing refinancing and restructuring activities. As noted above, on May 1, 2017, the Company and certain of its material subsidiaries filed voluntary petitions under chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court to pursue the Plan of Reorganization. The Company emerged from bankruptcy on the Effective Date of August 7, 2017.

Compensation highlights for 2017 included the following:

•	No executive officer or senior executive received base salary increases in 2017;

•	We entered into retention bonus arrangements with certain of our executive officers to provide for periodic payments as we progressed through the chapter 11 proceedings and upon emergence from bankruptcy;

•	We established a new compensation program for the non-employee members of our Board which became effective upon emergence from bankruptcy;

•	The Key Employee Incentive Plan (“KEIP”), which was adopted by the Company in December 2016 following approval by the Compensation Committee of the Board, was in effect during the portion of 2017 prior to our emergence from bankruptcy and provided certain of the Company’s senior executive officers with incentive payments based upon the Company’s achievement of pre-established performance targets; and

•	We entered into amended and restated employment agreements with Messrs. Johnsrud and Crabb prior to the Effective Date and a new employment agreement with Mr. Lang when he joined the Company following the Effective Date.

During 2017, the Company’s named executive officers provided significant leadership in guiding the Company through the chapter 11 proceedings, including executing various related refinancing and restructuring activities, as well as maintaining stable business operations and managing the Company’s operating liquidity.

Results of Most Recent Advisory Vote on Executive Compensation

The Company did not hold a 2017 annual meeting of stockholders and, therefore, did not hold a non-binding advisory vote on our named executive officer’s compensation (“say on pay vote”) in 2017. Our most recent say on pay vote was held in connection with our 2015 annual meeting of stockholders. Approximately 98% of the votes cast at the 2015 annual meeting of stockholders on the say on pay vote were voted in support of our executive compensation program. The Compensation and Nominating Committee considers the most recent say on pay vote results prior to finalizing named executive officer compensation each year. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation and Nominating Committee continues to regularly review our executive compensation policies and program to ensure alignment between the interests of our senior executives and stockholders.

Governance Policies and Actions

We endeavor to maintain effective corporate governance standards in our executive compensation policies and practices. The following policies and practices were in effect during 2017, both prior to and subsequent to our emergence from chapter 11 on the Effective Date:

•	All members of the Compensation and Nominating Committee met the independence requirements of the Company’s Corporate Governance Guidelines, SEC and NYSE American Stock Exchange (“NYSE American”) rules, and other applicable law.

•	The Compensation and Nominating Committee’s independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), is retained directly by the Compensation and Nominating Committee and performs no other services for the Company.

•	The Compensation and Nominating Committee conducts an annual review and approval of our compensation strategy and compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

Compensation Philosophies and Objectives Following the Effective Date

Our compensation philosophy following the Effective Date provides a foundation for design, comparison and management of the Company’s executive compensation programs. The overarching objective of our executive compensation program is to attract, motivate and retain executives who will deliver short and long-term stockholder value. Our success is driven through the use of competitive compensation programs with strong links to Company and individual performance.

Nuverra seeks to achieve this objective by providing a market-competitive compensation program that consists of base salary, annual incentives and longer-term incentives. Our Compensation and Nominating Committee benchmarks compensation to market practices of a select group of other publicly traded companies and published executive pay survey sources that are representative of peer group and general industry companies with which our company competes for executive talent.

Nuverra emphasizes pay-for-performance alignment by basing a significant portion of target total direct compensation on short-term and long-term incentive pay. Short-term and long-term incentives align executives with stockholder interests via annual business objectives, multi-year performance results, and financial performance, which together drive stockholder value. Short-term incentive goals arise from Nuverra’s Board-approved annual operating plan, safety goals and financial targets, while long-term incentives historically have been tied to Nuverra’s stock price movements and stockholder returns as well as Board-approved long-term strategic goals.

Incentive-pay structures provide for maximum payouts in instances when Company performance both exceeds internal expectations and results in strong returns for stockholders. Furthermore, we align financial interests of our executives with those of our stockholders through emphasis on long-term incentives and encouragement of equity ownership.

Elements of our Executive Compensation Program for 2017

In early 2017, initial executive compensation decisions were determined by the Compensation Committee and Board prior to any conclusion that a chapter 11 filing would be made. Specifically, the Company continued the salary levels for NEOs and the incentive-based KEIP plan that were in effect during 2016. The Board did not issue any equity-based compensation during this period, and outstanding equity incentive awards held by our NEOs had nominal value during this time due to our ongoing business challenges. As noted above, during the portion of 2017 prior to the Effective Date, substantially all compensation decisions involving NEO compensation were subject to approval by certain noteholders and, during the period that the Company was in bankruptcy, by the Bankruptcy Court.

Compensation Decisions Surrounding Chapter 11 Proceedings

Johnsrud Employment Agreement. On April 28, 2017, immediately prior to the chapter 11 filing, in an effort to retain our senior executives during this challenging business period and after consultation with outside compensation consultants, the Board approved certain retention and incentive arrangements with Mr. Johnsrud. In April 2017, the Board approved an amended and restated employment agreement with Mr. Johnsrud that maintained his base salary at the existing level and also provided for a retention bonus equal to 100% of his base salary, of which one-third was payable as soon as administratively practicable following the execution of the amended and restated employment agreement and the remaining two-thirds was payable within 15 days following the Company’s emergence from bankruptcy. The amended and restated employment agreement with Mr. Johnsrud further provided that following emergence from bankruptcy, Mr. Johnsrud would receive an award of stock options in two tranches to purchase (i) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s common stock at an enterprise valuation of $475 million and (ii) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s common stock at an enterprise valuation of $525 million, with each tranche of options vesting in substantially equal installments on the first three anniversaries following the Effective Date. The amended and restated employment agreement with Mr. Johnsrud further provided that the Company would establish a management incentive plan under which shares of common stock of the Company equal to 12.5% of the outstanding equity securities of the Company would be available for issuance, and to issue to Mr. Johnsrud, as soon as reasonably practicable following the consummation of the chapter 11 cases, certain time-based and performance-based restricted stock units representing 7.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis. The amended and restated employment agreement also contained provisions regarding Mr. Johnsrud’s right to certain payments upon termination of employment under various scenarios, certain post-employment confidentiality and non-competition obligations, and various other terms and conditions. As described herein, the Company and Mr. Johnsrud entered into a Separation Agreement in connection with his departure from the Company on March 2, 2018, the financial terms of which are substantially consistent with the provisions of his amended and restated employment agreement relating to a termination of his employment by the Company without cause.

Crabb Employment Agreement. Prior to the Company’s emergence from bankruptcy on the Effective Date, the Board approved an amended and restated employment agreement with Mr. Crabb that maintained his base salary at the existing level and also provided for the payment of an incentive bonus of $300,000, payable within 15 days following the Company’s emergence from bankruptcy, and an additional retention bonus of $150,000 which was earned on April 30, 2018 and will be paid no later than December 30, 2018. The agreement also contained provisions regarding Mr. Crabb’s right to certain payments upon termination of employment under various scenarios, certain post-employment confidentiality and non-competition obligations, and various other terms and conditions. Mr. Crabb’s term of office will continue through August 7, 2020, and shall automatically be extended for successive one-year periods unless notice is given pursuant to his amended and restated employment agreement.

Approval of Management Incentive Plan. As part of the Company’s chapter 11 proceedings, the Bankruptcy Court approved the terms of a management incentive plan (the “MIP”) under which certain time-based and performance-based awards would be available for issuance to the executive officers and other key employees of the Company. The total number of shares available for issuance was an amount equal to 12.5% of the outstanding equity securities of the Company on a fully-diluted basis as of the Effective Date. As described above, the Company had previously agreed with Mr. Johnsrud to issue certain time-based and performance-based restricted stock units representing 7.5% of the outstanding equity securities of the Company as of the Effective Date. Although the MIP became effective upon the Company’s emergence from bankruptcy on August 7, 2017, no awards were actually issued under the MIP, including the awards contemplated by Mr. Johnsrud’s amended and restated employment agreement, until February 2018.

Compensation Decisions Following Emergence from Chapter 11 Proceedings

Board Compensation. On August 15, 2017, the Compensation and Nominating Committee approved the terms of compensation for the Board, to be effective as of the Company’s emergence from bankruptcy on the Effective Date. Each non-employee Board member will receive annual compensation of $100,000 in cash and an annual equity grant. In addition, the Board approved additional annual cash compensation for the Chair of the Audit Committee and the Chair of the Compensation and Nominating Committee in the amounts of $15,000 and $10,000, respectively. The annual equity grant initially was determined to consist of stock options but, prior to issuance and in lieu of any such stock option grants, the Compensation and Nominating Committee authorized an award grant of restricted stock under the 2018 Restricted Stock Plan for Directors (the “Directors Plan”), which will be issued upon ratification of the Directors Plan at the 2018 annual meeting.

Lang Employment Agreement. On August 23, 2017, in connection with Mr. Lang joining the Company as Executive Vice President and Chief Financial Officer, the Company entered into a new employment agreement with Mr. Lang, which provided for a base salary of $350,000 per year and a one-time signing bonus of $25,000, which is subject to reimbursement if Mr. Lang resigns from his position within the first twelve months. The agreement also contained provisions regarding Mr. Lang’s right to certain payments upon termination of employment under various scenarios, certain post-employment confidentiality and non-competition obligations, and various other terms and conditions. Mr. Lang’s term of office will continue through August 23, 2020, and shall automatically be extended for successive one-year periods unless notice is given pursuant to his employment agreement.

CEO Separation Agreement

On March 2, 2018, the Company announced the departure of Mr. Johnsrud from his roles as a director and officer of the Company and its subsidiaries and the execution of a Separation Agreement and Mutual Release (the “Separation Agreement”) between Mr. Johnsrud and the Company. Under the Separation Agreement, the Company agreed (i) to continue to pay Mr. Johnsrud’s base salary at the rate currently in effect from March 2, 2018 through April 28, 2020; (ii) to pay annual bonuses to Mr. Johnsrud for fiscal years 2018 and 2019 at a rate equal to 100% of his base salary for the applicable years; (iii) to provide certain reimbursements to Mr. Johnsrud for the cost of continuing health care plan coverage; (iv) to accelerate the vesting of unvested time-based restricted stock units; (v) to accelerate the vesting of unvested stock options, which will remain exercisable for one-year following the Separation Date; and (vi) to permit Mr. Johnsrud to continue to hold performance-based restricted stock units, which will be eligible to vest based on the achievement of the pre-established performance measures for the performance measurement period beginning on January 1, 2018 and ending on June 30, 2018. The benefits provided to Mr. Johnsrud under the Separation Agreement were substantially consistent with the benefits Mr. Johnsrud would have been entitled to receive under his amended and restated employment agreement had his employment been terminated by the Company without cause.

Upon Mr. Johnsrud’s departure on March 2, 2018, the Board appointed Charles K. Thompson, a member of the Company’s Board, to serve as Chairman of the Board and Interim Chief Executive Officer. Mr. Thompson will receive a monthly cash consulting fee of $75,000 and an equity grant with a target grant date value of $200,000 for his service as Interim Chief Executive Officer. The equity compensation he receives as a non-employee member of the Board will remain unchanged.

Summary of our Executive Compensation Practices

Executive compensation practices we have implemented (what we do):

•	We strive to align executive compensation with the interest of our shareholders through “Pay for Performance” compensation structures.

•	We benchmark executive compensation against a representative and relevant peer group that competes with the Company for talent and general industry survey data for companies of similar revenue and size.

•	We have “clawback” provisions in our executive employment agreements and equity incentive grant documents.

•	We have a Related Party Transaction policy.

•	We have “double-trigger” change-in-control benefit payments.

•	The Compensation and Nominating Committee uses an independent compensation consultant.

Executive compensation practices we have not implemented (what we don’t do):

•	We prohibit the re-pricing, buyout, or exchange of underwater stock options or stock appreciation rights.

•	We don’t grant stock options below fair market value.

•	We don’t have a supplemental executive retirement plan that provides extra benefits to the named executive officers.

•	We don’t provide excise tax gross-ups.

•	We don’t provide open-ended or uncapped cash incentives to our named executive officers.

Role of the Compensation and Nominating Committee

The Compensation and Nominating Committee, comprised solely of independent directors, oversees the design and administration of our executive compensation and incentive programs, with the objective of providing compensation packages that are competitive within our industry and among our peer companies, while maintaining a balanced focus on both short-term and long-term performance goals. The Compensation and Nominating Committee works to ensure that senior executive base compensation and incentives are heavily weighted toward individual and Company performance while being generally consistent with marketplace and peer norms. Importantly, the Compensation and Nominating Committee correlates peer company financial performance and financial results with the Company’s financial performance and results when making compensation decisions.

We seek to deliver pay-for-performance while meeting the following objectives:

•	Attract, motivate and retain highly qualified executives;

•	Establish challenging but realistic performance objectives, balanced between short-term and long-term measurable results;

•	Provide a substantial portion of executive compensation in the form of variable (versus fixed) pay, with a significant portion of variable compensation in the form of possible incentive and equity payouts; and

•	Ensure internal alignment of executive activities and actions with Company financial performance and operating objectives, without undue risk.

In order to ensure that our executive compensation programs support and contribute to the achievement of Company objectives, the Compensation and Nominating Committee receives regular updates on the Company’s business results from management and reviews the Company’s quarterly financial statements along with periodic updates to the Company’s operating plan and liquidity projections as provided by management.

Role of the Chairman and Chief Executive Officer

Mr. Johnsrud served as our Chairman of the Board and Chief Executive Officer during all of 2017, prior to his departure from the Company in March 2018. In that capacity, he reviewed the performance of each of the executive officers (other than himself, whose performance was reviewed by the Compensation and Nominating Committee with input from the full Board), and prior to the Effective Date made executive compensation recommendations to the Compensation Committee for consideration. The Compensation and Nominating Committee at all times maintained the discretion to approve, modify or reject any recommended compensation and/or award proposed by Mr. Johnsrud.

Mr. Thompson became the Chairman of the Board and Interim Chief Executive Officer upon Mr. Johnsrud’s departure from the Company on March 2, 2018. Prior to that time, Mr. Thompson was serving as a member of the Compensation and Nominating Committee, and he resigned from such committee upon assuming the duties of Interim Chief Executive Officer. It is contemplated that, in his capacity as Interim Chief Executive Officer, Mr. Thompson’s role in compensation decisions will be substantially similar to that of Mr. Johnsrud, as described in the preceding paragraph.

Role of the Compensation Consultant

The Compensation and Nominating Committee has the sole authority to retain, and if necessary terminate, a consulting firm to assist in the evaluation of Chief Executive Officer and other senior executive officer compensation. In 2017, the Compensation and Nominating Committee continued its engagement of Pearl Meyer to serve as independent compensation consultant.

As part of the process of approving Pearl Meyer’s continued service as compensation consultant, the Compensation and Nominating Committee gave consideration to factors potentially indicative of conflicts of interest, including the scope of the work performed for the Compensation and Nominating Committee, the fees paid for such services, and any personal or business relationships between our executives or the Compensation and Nominating Committee members and Pearl Meyer. The Compensation and Nominating Committee determined that there were no conflicts of interest or potential conflicts of interest in the engagement of Pearl Meyer as an independent advisor. The Compensation and Nominating Committee considered all relevant factors for determining independence as set forth in the Compensation and Nominating Committee’s Charter in making its determination that Pearl Meyer is independent. Additionally, we can note the following:

•	The fees paid by the Company to Pearl Meyer were less than 1% of Pearl Meyer’s total revenue;

•	Pearl Meyer maintains a conflicts policy with specific policies and procedures designed to ensure independence;

•	None of the Pearl Meyer consultants working on matters for the Company had any business or personal relationship with any members of the Compensation and Nominating Committee;

•	None of the Pearl Meyer consultants had any business or personal relationship with any executive officer of the Company; and

•	None of the Pearl Meyer consultants working on matters for the Company directly owns any common stock of the Company.

Pearl Meyer reported directly and solely to the Compensation and Nominating Committee during its engagement in 2017, and has not at any time provided any other services to the Company. Additionally, the Compensation and Nominating Committee has determined the terms of Pearl Meyer’s retention and services in its sole discretion without involvement by any Company executives or employees, and Pearl Meyer’s interactions with Company executives during 2017 were generally limited to providing information to certain executives for the sole purpose of implementing Compensation and Nominating Committee objectives and decisions. The research performed by and recommendations made by Pearl Meyer occur on a fully independent basis and are not influenced in any way by any Company executives.

Competitive Positioning

During 2017, compensation decisions were guided, in part, by review of the peer group data and in part by reference to industry survey data, as well as additional published data for validation purposes (the peer group and industry survey data collectively referred to herein as the “market data”). In addition, the members of the Compensation and Nominating Committee are familiar with competitive compensation programs based on their experiences owning and managing other companies and serving as members of the boards of directors for other private and public companies.

It is the Compensation and Nominating Committee’s goal to provide the NEOs with a total compensation package that is both competitive and reflective of the performance achieved by the Company compared to the performance achieved by the Company’s peers, as well as the individual executive’s success in achieving applicable performance objectives. The Compensation and Nominating Committee does not target executive compensation to be at any particular percentage level of the market in comparison with other companies, but instead uses the above referenced market data and familiarity with current executive compensation programs in order to conduct an overall assessment of senior executive compensation competitiveness, as well as evaluation of reward plan design alternatives in terms of common and contemporary compensation practices. Additionally, executive compensation amounts within the Company are compared to common peer practices while recognizing comparative financial performance between the Company and its peers.

Each year, the Compensation and Nominating Committee reviews the appropriateness of our compensation peer group. Following the Effective Date, the Compensation and Nominating Committee established a new peer group consisting of the following companies: Keane Group, Inc., C&J Energy Services, Inc., Basic Energy Services, Inc., TETRA Technologies, Inc., Newpark Resources, Inc., Layne Christensen Company, Key Energy Services, Inc., Select Energy Services, Inc., Mammoth Energy Services, Inc., Cypress Energy Services, Inc., Newalta Corporation, CARBO Ceramics Inc., Forbes Energy Services Ltd., and Ranger Energy Services, Inc. The Company competes in a very specialized industry with limited comparable organizations (including in terms of annual revenue). The Compensation and Nominating Committee believes the companies in our peer group are intended to represent industry-specific companies with which our Company might compete for executive talent.

In addition to publicly disclosed compensation information from these peer companies, the Compensation and Nominating Committee may consider other sources of internal and reliable external data in making executive compensation design and administration decisions. Moreover, we give substantial consideration to each executive’s contributions to the Company, leadership capabilities, strategic skills, professional experience and the financial performance and safety scores of the Company.

Components of Named Executive Officer Compensation

The Compensation and Nominating Committee is committed to a strong, positive link between our compensation practices and our Company’s short- and long-term objectives. As noted in the Elements of our Executive Compensation Program for 2017 section above, the executive compensation program for our named executive officers is comprised of the following components: base salary, short-term incentive awards, long-term incentive awards, health and welfare benefits, retirement benefits, and post-employment agreements.

The competitive position of target compensation levels for individuals may vary above or below the median of similarly situated executives among the Company’s peer group or other comparative market benchmarks based on factors such as tenure, experience, and proficiency in the role. Actual compensation is intended to vary above or below target compensation levels commensurate with Company performance.

Base Salary.

Base salary is a fixed component of compensation for our executives. We establish base salary levels which are competitive with our peer group and companies of comparable revenue and size and which enable us to attract and retain top executive talent. Annual merit increases for named executive officers are not automatic or guaranteed. Merit increases for named executive officers other than the Chairman and Chief Executive Officer are based on the Chairman and Chief Executive Officer’s evaluation of each named executive officer’s performance, competitive positioning, as well as the Company’s performance and outlook for the upcoming fiscal year. It is the responsibility of the Compensation and Nominating Committee to review the performance of the Chairman and Chief Executive Officer and recommend an annual merit increase, if warranted.

Base salaries for our named executive officers in 2017 were as follows:

Executive Officers	Annual Base Salary as of December 31, 2017	% Increase from Fiscal 2016		% Increase from Fiscal 2015
Mark D. Johnsrud	$700,000	0%	(1)	0%
Edward A. Lang(2)	$350,000	N/A		N/A
Joseph M. Crabb	$400,000	0%		0%

(1)	Mr. Johnsrud voluntarily reduced his salary to $1 for the first nine months of 2016.

(2)	Mr. Lang joined the Company as Executive Vice President and Chief Financial Officer effective as of August 23, 2017.

Mr. Johnsrud voluntarily declined any salary increase in 2017. Mr. Lang was not considered for a salary increase in 2017 due to his joining the Company in August 2017. During 2017, Mr. Johnsrud reviewed the performance of Mr. Crabb. Mr. Crabb did not receive a salary increase in 2017 due to the Company’s ongoing expense management program.

Short-Term Cash Incentive Awards.

In December 2016, the Company adopted the KEIP following the approval by the Compensation Committee. The KEIP covered a 15-month period beginning October 2016 through July 2017 (the last full month prior to the Company’s emergence from bankruptcy). The KEIP was structured to incentivize certain senior executive officers whose employment and performance was deemed to be critical to the success of the Company, particularly during the bankruptcy process. Under the KEIP, participating senior executives were eligible to receive monthly incentive payments based upon the Company’s achievement of pre-established performance targets relating to adjusted earnings before interest, taxes, depreciation and amortization and Company-wide safety scores. Pursuant to the KEIP, participating senior executives did not receive the monthly incentive payment if the Company’s performance for that month fell below 50% of the applicable performance target, and the senior executives’ monthly incentive payments were limited to a maximum of 150% of target. Monthly incentive payments under the KEIP were calculated as follows: (i) performance at 100% of target for a given month provided a payout for that month equal to ten percent of the senior executive’s annual base salary; and (ii) the monthly incentive payment for performance above or below the target level, subject to the minimum and maximum thresholds described above, is determined by the application or linear interpolation.

The KEIP was structured to be applicable to such senior executives of the Company who may be designated as participants from time to time by the Compensation and Nominating Committee. During 2017, Mr. Crabb was the only participant in the KEIP, and he earned payments totaling $67,905 under the KEIP for performance measurement periods occurring in 2017.

In April 2017, the Company entered into an amended and restated employment agreement with Mr. Johnsrud that included a retention bonus equal to 100% of his base salary, of which one-third was payable as soon as administratively practicable following the execution of the amended and restated employment agreement and the remaining two-thirds was payable within 15 days following the Company’s emergence from bankruptcy. As described above, in March 2018 the Company entered into a Separation Agreement with Mr. Johnsrud that provides for certain post-employment payments, including payments in lieu of annual bonuses for the 2018 and 2019 fiscal years for which Mr. Johnsrud would have been eligible if his employment with the Company had continued.

Upon joining the Company in August 2017, Mr. Lang received a one-time signing bonus of $25,000.

Upon joining the Company in June 2018, Mr. Fox received a one-time signing bonus of $40,000.

In connection with the Company’s ongoing financial restructuring efforts, the Company agreed in 2016 to pay Mr. Crabb an incentive bonus in an amount equal to 75% of his base salary, which payment right would vest upon the successful completion of a transaction (as such term was defined in his employment agreement) or Mr. Crabb’s termination without cause, for good reason, or due to his death or disability. The incentive bonus was not paid in 2016 but, under the amended and restated employment agreement entered into with Mr. Crabb on August 7, 2017, became payable within 15 days following the Effective Date of the Plan of Reorganization. The Company also agreed to pay Mr. Crabb an additional retention bonus of $150,000, which was earned on April 30, 2018 and will be paid no later than December 30, 2018.

Other than as described above, no outstanding employment agreement for our named executive officers currently provides for an annual bonus in a guaranteed amount.

Pursuant to the amended and restated employment agreement of Mr. Johnsrud, he was eligible to earn a variable discretionary bonus each year. The discretionary bonus was dependent on the subjective review of his individual contributions and overall Company performance which was reviewed and determined by the Compensation Committee in 2016. Mr. Johnsrud did not have a specific target or maximum percentage set forth in his employment agreement. Mr. Johnsrud voluntarily declined to receive a discretionary bonus for 2016, 2015 and 2014 and he voluntarily amended his employment agreement to reduce his base salary to $1 for the first nine months of 2016. In September 2016, the Board reinstated Mr. Johnsrud’s annual base salary back to its prior level. Mr. Crabb’s amended and restated employment agreement provides that he is eligible to participate in executive bonus plans but does not provide for a guaranteed bonus amount.

On February 22, 2018, the Compensation and Nominating Committee adopted the Senior Executive Bonus Plan (the “2018 Bonus Plan”), which will provide for potential annual cash bonus awards to the executives, with a target payment amount determined as a specified percentage of each executive’s annual base salary. Target payment amounts in fiscal 2018 as a specified percentage of base salary were established at 125% for Mr. Johnsrud and 85% for Mr. Fox, Mr. Lang and Mr. Crabb, respectively, with Mr. Fox’s bonus prorated to reflect his service time with the Company in 2018. It is anticipated that in fiscal 2019 and subsequent years, the target percentage of base salary would be 100% for Mr. Johnsrud and 65% for Mr. Fox, Mr. Lang and Mr. Crabb, respectively. As described above, the Separation Agreement relating to Mr. Johnsrud’s departure from the Company in March 2018 provides for payments of fixed amounts in lieu of any future payments under the 2018 Bonus Plan.

Under the 2018 Bonus Plan, the participating executives will be eligible to receive annual bonus awards for fiscal 2018 and subsequent years based upon three performance targets relating to adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), Company-wide safety statistics, and individual performance. Bonus awards will be weighted with 70% of the payment amount based on Adjusted EBITDA, 10% based on Company-wide safety statistics, and 20% based on individual performance. The Compensation and Nominating Committee will determine the applicable targets for each of these performance metrics, with the understanding that the Compensation and Nominating Committee will retain the discretion to modify any such targets if, in the reasonable and good faith judgement of the Compensation and Nominating Committee, such modification is necessary in order to equitably adjust for changes that may occur in the underlying assumptions or is otherwise appropriate under the circumstances.

Awards for the Adjusted EBITDA component will be payable starting at the achievement of at least 80% of the goal approved by the Board for the applicable fiscal year, with increasing payment up to achievement of 140% or more of the goal approved by the Board. Payment amounts will be determined by linear interpolation between 80% and 100% of the Board approved Adjusted EBITDA goal, and between 100% and 140% of Adjusted EBITDA goal, as follows: (i) Adjusted EBITDA below 80% of goal, no payment; (ii) Adjusted EBITDA at 80% of goal, 50% of target payment; (iii) Adjusted EBITDA from 80% to 100% of goal, linear interpolation between 50% and 100% of target payment; (iv) Adjusted EBITDA at 100% of goal, 100% of target payment; (v) Adjusted EBITDA from 100% to 140% of goal, linear interpolation between 100% and 200% of target payment; and (vi) Adjusted EBITDA at or above 140% of goal, 200% of target payment.

Awards for the Company-wide safety statistics will be measured using a total recordable incident rate (“TRIR”) and will only be awarded if there is 100% achievement of the pre-determined goal, with a target amount equal to 10% of each participating executive’s target annual bonus. The TRIR target for each year will be determined based on the Company’s internal TRIR goals. Awards for individual performance will be discretionary and will be determined by the Compensation and Nominating Committee based on each participating executive’s individual performance. Individual payment amounts will be determined by the Compensation and Nominating Committee in its discretion, with a target amount equal to 20% of each executive’s target annual bonus; provided, that actual bonus amounts attributable to individual performance may be more or less than such amount, in the discretion of the Compensation and Nominating Committee. Both the awards for the Company-wide safety statistics and individual performance may be achieved even if the Adjusted EBITDA minimum threshold (80% of target) is not achieved.

Long-Term Equity Incentive Awards.

In 2009 we adopted, and the stockholders approved, the Nuverra Environmental Solutions, Inc. 2009 Equity Incentive Plan (as amended, the “2009 Equity Plan”), which provided for various forms of equity incentive awards to be made at the discretion of the Compensation and Nominating Committee. As a result of our Plan of Reorganization, the 2009 Equity Plan was terminated, all awards outstanding under the 2009 Equity Plan were cancelled, and any shares of common stock previously issued upon exercise of awards under the 2009 Equity Plan were extinguished on the Effective Date of the Plan of Reorganization.

Our Plan of Reorganization, among other things, established the principal terms of a management incentive plan, provided that such plan be effective on the Effective Date and required the Company’s Board to approve such plan and grant awards thereunder to certain executive officers of the Company following the Effective Date. Pursuant to the requirements of the Plan of Reorganization, the Board approved the Nuverra Environmental Solutions, Inc. 2017 Long Term Incentive Plan, or MIP, on February 22, 2018, which was deemed to have become effective on the Effective Date. The MIP is intended to provide for the grant of equity-based awards to designated members of the Company’s management team. The MIP is administered by the Compensation and Nominating Committee (or by the Board, to the extent the Board elects to administer the MIP). The Compensation and Nominating Committee has broad authority under the MIP to, among other things: (i) designate participants; (ii) determine the type or types of awards to be granted to a participant and the number of shares that are subject to such awards; (iii) determine the terms and conditions of any award and modify, waive, or adjust any term or condition of an award that has been granted; (iv) determine the treatment of an award upon termination of employment or other service relationship; and (v) interpret and administer the MIP.

Individuals eligible to receive awards under the MIP include officers, employees, and directors of the Company or any of its affiliates. The types of awards that may be granted under the MIP include stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, cash awards, performance-based awards, and other forms of stock-based awards as determined by the Compensation and Nominating Committee, or any combination of the foregoing.

The maximum number of shares of the Company’s common stock available for the issuance of awards under the MIP is 1,772,058 shares. If all or any portion of an award granted under the MIP expires or is cancelled, forfeited, exchanged, settled in cash, or otherwise terminated, the shares of common stock subject to such award will not be considered delivered shares for purposes of the MIP and will be available for future awards under the MIP. As is customary in management incentive plans of this nature, the number and kind of shares available and the share limitations under the MIP and any outstanding awards, as well as the exercise and purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the common stock or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change or any other change affecting the common stock.

No awards were granted under the MIP in 2017. However on February 22, 2018 and May 29, 2018 respectively, the Compensation and Nominating Committee authorized the grant of the following awards under the MIP:

On February 22, 2018, the Compensation and Nominating Committee authorized the grant of performance-based restricted stock units (“PRSUs”) and time-based restricted stock units (“TRSUs”) under the MIP to each of Messrs. Johnsrud, Lang and Crabb, as described below.

The Compensation and Nominating Committee authorized the following grants of PRSUs with the following performance measurement periods and vesting dates:

•

Mr. Johnsrud received an award of 531,618 PRSUs. The award vests in equal installments on the first two anniversaries of the Effective Date pursuant to Mr. Johnsrud’s amended and restated employment agreement, as previously disclosed. The first installment is subject to a performance measurement period beginning on January 1, 2018 and ending on June 30, 2018, and the second installment is subject to a performance measurement period beginning on July 1, 2018 and ending on June 30, 2019. Pursuant to Mr. Johnsrud’s Separation Agreement, Mr. Johnsrud will continue to hold a pro rata portion of the first installment, which equates to 88,603 PRSUs, which will be eligible for vesting if the applicable performance criteria are ultimately satisfied, and the remaining 443,015 PRSUs were forfeited as of the separation date of March 2, 2018.

•	Mr. Lang and Mr. Crabb each received an award of 62,022 PRSUs. The awards vest in three equal installments on December 31, 2018, December 31, 2019, and December 31, 2020, respectively. The first installment is subject to a performance measurement period beginning on January 1, 2018 and ending on December 31, 2018, the second installment is subject to a performance measurement period beginning on January 1, 2019 and ending on December 31, 2019, and the third installment is subject to a performance measurement period beginning on January 1, 2020 and ending on December 31, 2020.

Vesting of the PRSUs issued to the executives is subject to the achievement of pre-established performance targets during the applicable performance measurement periods relating to Adjusted EBITDA and total shareholder return (“TSR”), with the Adjusted EBITDA target weighted at 80% and the TSR target weighted at 20%. The performance targets will be established by the Compensation and Nominating Committee, in consultation with the Company’s compensation consultant, and communicated to the executives in writing not later than the beginning of the applicable performance period or as soon as reasonably practicable thereafter. The Compensation and Nominating Committee will determine the applicable targets for each of these performance metrics, with the understanding that the Compensation and Nominating Committee will retain the discretion to modify any such targets if, in the reasonable and good faith judgement of the Compensation and Nominating Committee, such modification is necessary in order to equitably adjust for changes that may occur in the underlying assumptions or is otherwise appropriate under the circumstances. Executives must remain in the continuous service of the Company through the applicable vesting date and the performance target for the applicable performance measurement period must have been satisfied on the applicable vesting date in order for the PRSUs to vest, subject to accelerated vesting upon certain circumstances.

The Compensation and Nominating Committee also authorized the following grants of TRSUs with the following vesting dates:

•	Mr. Johnsrud received an award of 531,618 TRSUs, which were to vest in three equal installments. The first installment vested on the date of issuance, and the second and third installments were scheduled to vest on the first two anniversaries of the Effective Date, pursuant to Mr. Johnsrud’s amended and restated employment agreement. Pursuant to Mr. Johnsrud’s Separation Agreement, all TRSUs vested as of the separation date of March 2, 2018.

•	Mr. Lang and Mr. Crabb each received an award of 62,022 TRSUs, which vest in three equal installments on December 31, 2018, December 31, 2019, and December 31, 2020, respectively.

TRSUs held by an executive become fully vested upon the termination of the executive by the Company without Cause, as defined in their respective employment agreements, or termination by the executive for Good Reason, as defined in their respective employment agreements.

The PRSUs and TRSUs do not carry voting rights, except with respect to shares of common stock that are delivered upon settlement of vested PRSUs or TRSUs. All PRSUs and TRSUs granted are subject to forfeiture if, prior to the applicable vesting date, the Company terminates an executive’s employment for Cause, as defined in each executive’s employment agreement with the Company, or an executive voluntarily terminates employment without Good Reason, as defined in each executive’s employment agreement with the Company. Both PRSUs and TRSUs become fully vested upon death or disability.

On May 29, 2018, the Compensation and Nominating Committee authorized the grant of 5,889 restricted stock units to Mr. Thompson, which vested on the date of grant, in connection with his service as Interim Chief Executive Officer.

In connection with Mr. Fox’s appointment as President and Chief Operating Officer, he will receive an initial grant of restricted stock units under the MIP with a target grant date value of $1,250,000 (the “Initial Award”). The Initial Award is comprised of one-half TRSUs that will vest in one-third increments on December 31 of each 2018, 2019 and 2020. The other half of the Initial Award is PRSUs that will vest based on 2018 and 2019 fiscal year performance measurements. Mr. Fox is eligible for consideration for future grants under the MIP beginning in 2020.

Health, Welfare, and Retirement Plans.

We offer all eligible employees, including the named executive officers, a health and welfare benefits package which includes coverage for medical, dental, vision, disability, life, accidental death and dismemberment, and employee assistance. The named executive officers participate in these benefit arrangements on the same basis as all eligible employees.

We design our employee benefits package to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits package as needed based upon regular monitoring of applicable laws and practices and the competitive market.

We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Internal Revenue Code, which is available to all employees, including our named executive officers, to assist them in saving for retirement. Under this plan, a participant may contribute a percentage of their salary on a pre-tax basis up to the IRS maximum through payroll deductions. The plan permits catchup contributions on a pre-tax basis for employees at least 50 years old up the IRS maximum, and Roth deferrals on a post-tax basis. Effective April 1, 2017, the Company reinstated a discretionary matching contribution under the plan, pursuant to which the Company makes a cash matching contribution in an amount equal to 100% of the first 3% of base salary contributed, and 50% of the next 2% of base salary contributed, by participating employees.

Severance and Transition Arrangements and Change-in-Control Payments.

During calendar 2017, we entered into amended and restated employment agreements with Messrs. Johnsrud and Crabb, and a new employment agreement with Mr. Lang, that contain provisions that provide for certain severance and change-in-control benefits, which are discussed in more detail in the “Executive Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” sections herein. We believe these employment agreements provide severance and change-in-control protection in a manner consistent and competitive with common practice in the marketplace.

Our outlook with respect to these change-in-control provisions is that they are appropriate because they make it easier for the executive to focus on the best interests of our Company and stockholders rather than the personal implications in the event our Company faces the possibility of a change-in-control. These provisions were designed to:

•	Be consistent and competitive with current market practices;

•	Afford reasonable protection without creating any undue windfall;

•	Enhance the Company’s ability to retain key employees during critical but uncertain times; and

•	Enhance an acquirer’s potential interest in retaining key executives.

Severance payments are only made under the employment agreements if the named executive officer executes a full general release of claims in favor of the Company. We believe that these severance and change-in-control payment provisions in our executive employment agreements are necessary for us to provide competitive compensation and benefits within our industry. They encourage our named executive officers to remain in our employ, while also protecting the interests of the Company and its stockholders in certain circumstances of a key executive’s separation from employment.

As discussed above, the Company and Mr. Johnsrud entered into the Separation Agreement in connection with his departure from the Company on March 2, 2018, which provides for certain post-employment payments and the vesting of certain equity-based incentives substantially on the terms set forth in his amended and restated employment agreement and in the documentation pursuant to which such equity awards were issued, as applicable.

Assessment of Risk

The Compensation and Nominating Committee considers and assesses risk when reviewing and approving executive compensation, including when it approved our executive compensation program and as reflected in our 2017 compensation actions. After assessing the possible risks, the Compensation and Nominating Committee has concluded that the current executive compensation programs, reflected in our 2017 compensation actions, do not encourage inappropriate or excessive risk-taking and do not create the likelihood of a material adverse impact on the Company. In making its determination, the Compensation and Nominating Committee considered the structure of our compensation plans, including the use of base salaries, short-term incentives and long-term incentive awards.

Tax and Accounting Information

Prior to adoption of the Tax Cuts and Jobs Act on December 22, 2017, Section 162(m) of the Internal Revenue Code, and regulations adopted thereunder, placed limits on deductibility of compensation in excess of $1.0 million paid in any one year to certain of our named executive officers, unless such compensation qualified as “performance based” as determined under regulations of the U.S. Treasury Department. The non-performance based compensation paid to each of our named executive officers did not exceed the $1.0 million limit per officer in 2017.

Although it considers the tax implications of its compensation decisions, the Compensation and Nominating Committee believes its primary focus should be to attract, retain, and motivate high-caliber executives and to align the executives’ interests with those of our stockholders. Thus, while in the course of structuring our compensation policies the Compensation and Nominating Committee considers ways to maintain the tax deductibility of the compensation for named executive officers, the Compensation and Nominating Committee intends to retain the necessary discretion to compensate executives in a manner in keeping with overall compensation goals and strategies.

In addition, the Compensation and Nominating Committee has considered and will continue to consider the impact of the requirement under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) that we record in our financial statements the expense incurred when stock options are granted to employees. In addition, the Compensation and Nominating Committee will examine the tax impact on employees and the potential tax deductions to the Company with respect to the exercise of stock option grants. We do not pay or reimburse any named executive officers for any taxes due upon exercise of a stock option or upon the vesting of a restricted stock award.

2017 Summary Compensation Table

The following table summarizes the compensation during the last three fiscal years (as applicable) to the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Comp ($)		All Other Comp ($)		Total ($)
Mark D. Johnsrud	2017	700,000		699,997		—	—	—		29,284	(3)	1,429,281
Former Chairman of the Board	2016	137,307	(4)	—		—	—	—		15,165		152,472
and Chief Executive Officer(5)	2015	702,692		—		—	—	—		21,361		724,053

Edward A. Lang* Executive Vice President and Chief Financial Officer	2017	125,192		25,000		—	—	—		4,573	(6)	154,765

Joseph M. Crabb	2017	400,000		300,000		—	—	67,905	(7)	23,229	(8)	791,134
Executive Vice President, Chief Legal	2016	401,539		300,000	(9)	—	—	137,238	(10)	15,165		853,942
Officer and Corporate Secretary	2015	401,539		200,000		94,565	211,575	—		17,627		925,306

*	Mr. Lang was hired for his position effective August 23, 2017.
(1)	The amounts reported in this column represent the aggregate grant date fair value of awards of the restricted stock awards or units granted to the named executive officers in each covered fiscal year and do not reflect whether the recipient has actually realized a financial benefit from the award. The assumptions used in the calculations of these amounts are included in Note 16 in the Notes to the Consolidated Financial Statements to the Company’s Form 10-K filed on March 16, 2018.
(2)	The amount reported in this column reflects the aggregate grant date fair value of stock options, in accordance with ASC 718, and do not reflect compensation actually realized by our named executive officers. These stock options vest ratably on an annual basis over three years provided that the option recipient continues to be employed by us on such dates. Additional information regarding the assumptions used to estimate the fair value of the stock option awards is included in Note 16 in the Notes to the Consolidated Financial Statements to the Company’s Form 10-K filed on March 16, 2018.
(3)	The amount reported in this column for fiscal 2017 represents $13,962 in 401(k) match, $12,595 in medical premiums, $334 in dental premiums, $2,237 in disability premiums and $156 in life insurance premiums.
(4)	On January 25, 2016, Mr. Johnsrud voluntarily amended his employment agreement to voluntarily reduce his base salary to $1 for 2016, which could be increased to an amount not exceeding his prior annual base salary of $700,000 at any time by the Company or Mr. Johnsrud. Effective September 26, 2016, the Board reinstated Mr. Johnsrud’s annual base salary back to $700,000.
(5)	As previously disclosed by the Company, Mr. Johnsrud left the Company on March 2, 2018.
(6)	The amount reported in this column for fiscal 2017 represents $2,019 in 401(k) match, $2,099 in medical premiums, $56 in dental premiums, $373 in disability premiums and $26 in life insurance premiums.
(7)	The amount reported in this column for fiscal 2017 represents monthly incentive payments earned under the KEIP for the months of January through July of 2017.
(8)	The amount reported in this column for fiscal 2017 represents $7,907 in 401(k) match, $12,595 in medical premiums, $334 in dental premiums, $2,237 in disability premiums and $156 in life insurance premiums.
(9)	Represents Mr. Crabb’s 2016 bonus, which was paid in early 2017.
(10)	The amount reported in this column for fiscal 2016 represents monthly incentive payments earned under the KEIP for the months of October, November and December of 2016.

2017 Executive Employment Agreements

On April 28, 2017, we entered into an amended and restated employment agreement with Mr. Johnsrud that provided for the terms and conditions of his employment including certain compensation and benefit arrangements, and each with certain payments and benefits in the event the executive’s employment is terminated by us other than for cause or if the executive resigns with good reason. The amended and restated employment agreement with Mr. Johnsrud has a three-year term. After the initial three-year term, on each yearly anniversary thereafter, the employment agreement with Mr. Johnsrud will extend for an additional year unless Mr. Johnsrud or the Company gives notice at least 30 days prior to the end of the term that either party does not wish to extend the term. Mr. Johnsrud has an annual base salary of $700,000, which may be increased by the Board at any time. In addition, Mr. Johnsrud will receive an annual bonus based on terms to be determined by the Board, insurance benefits, and shall be entitled to participate in any of the Company’s current or future incentive compensation and stock option plans.

The amended and restated employment agreement with Mr. Johnsrud further provided that following the Company’s emergence from bankruptcy, Mr. Johnsrud would receive an award of stock options in two tranches to purchase (i) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s common stock at an enterprise valuation of $475 million and (ii) 2.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis, at a premium exercise price equal to the value of a share of the reorganized Company’s common stock at an enterprise valuation of $525 million. Each tranche of options will vest in substantially equal installments on the first three anniversaries following the Effective Date. In addition, the amended and restated employment agreement with Mr. Johnsrud also requires the Company to establish a management incentive plan under which shares of common stock of the Company equal to 12.5% of the outstanding equity securities of the Company will be available for issuance, and to issue Mr. Johnsrud, as soon as reasonably practicable following the Effective Date, restricted stock units that represent 7.5% of the outstanding equity securities of the reorganized Company, on a fully diluted basis.

On August 23, 2017, the Company entered into an employment agreement with Mr. Lang that provided for the terms and conditions of his employment including certain compensation and benefit arrangements, and each with certain payments and benefits in the event Mr. Lang’s employment is terminated by us other than with cause, or if Mr. Lang resigns with good reason. Pursuant to his employment agreement, Mr. Lang has an annual base salary of $350,000, which shall be reviewed annually by the Board, or the Compensation and Nominating Committee. Mr. Lang is also eligible to participate in and receive benefits under the Company’s equity-based compensation and executive incentive plans at the discretion of the Board. His agreement also provides for health and vacation benefits available to other officers of the Company. Mr. Lang’s term of office will continue through August 23, 2020, and shall automatically be extended for successive one-year periods unless notice is given pursuant to his employment agreement.

On August 7, 2017, the Company entered into an amended and restated employment agreement with Mr. Crabb that provided for the terms and conditions of his employment including certain compensation and benefit arrangements, and each with certain payments and benefits in the event Mr. Crabb’s employment is terminated by us other than with cause, or if Mr. Crabb resigns with good reason. Pursuant to his amended and restated employment agreement, Mr. Crabb has an annual base salary of $400,000, which shall be reviewed annually by the Board, or the Compensation and Nominating Committee. The amended and restated employment agreement with Mr. Crabb also provided for the payment of an incentive bonus upon the Company’s emergence from bankruptcy and an additional retention payment that was earned on April 30, 2018 and is payable no later than December 30, 2018. Mr. Crabb is also eligible to participate in and receive benefits under the Company’s equity-based compensation and executive incentive plans at the discretion of the Board. His agreement also provides for health and vacation benefits available to other officers of the Company. Mr. Crabb’s term of office will continue through August 7, 2020, and shall automatically be extended for successive one-year periods unless notice is given pursuant to his amended and restated employment agreement.

Potential Payments upon Termination or Change-in-Control

The table below shows the estimated payments and benefits that will be made to Mr. Johnsrud under various scenarios related to a termination of employment, including termination in connection with a change-in-control of the Company. The table assumes that such termination occurred on December 31, 2017. The actual amounts that would be paid to Mr. Johnsrud can only be determined at the time of an actual termination of employment and may vary from those set forth below. The assumptions that we used in creating the table are set forth directly below. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2018, Mr. Johnsrud left the Company on and effective as of March 2, 2018. The benefits provided to Mr. Johnsrud under his Separation Agreement were substantially consistent with the benefits Mr. Johnsrud would have been entitled to receive for termination without cause as of March 2, 2018 but may be different than the benefits described in the table below which reflect a hypothetical termination date of December 31, 2017.

Mark D. Johnsrud
	Termination Without Cause or For Good Reason	Termination Following Change in Control	Disability	Death
Severance Payments(1)	$1,633,333	$700,000	$—	$—
Bonus(2)	2,099,991	—	—	—
Benefits(3)	68,859	20,490	7,620	7,620
Stock Awards(4)	9,665,852	9,665,852	—	—

Total	$13,468,035	$10,386,342	$7,620	$7,620

(1)	Represents payment of full base salary through the end of the “Initial Term” (as defined in Mr. Johnsrud’s Amended and Restated Employment Agreement dated April 28, 2017) for termination without cause. For change-in-control, represents a lump-sum payment of annual base salary then in effect.
(2)	Represents the greater of (a) the total bonus paid for the last completed year for which bonuses have been paid or (b) the bonus payable for the then current year, paid for each year through the Initial Term. For change-in-control, represents payment of annual discretionary bonus for the year precedent to the year in which the change-in-control occurs. Mr. Johnsrud did not receive a discretionary bonus in fiscal year 2016.
(3)	Represents benefits and other compensation through the Initial Term. For change-in-control, represents the cost of premiums required to continue Mr. Johnsrud’s group health care coverage under the applicable provisions of COBRA for 12 months. If termination is the result of death or disability, medical insurance and other benefits will be paid to executive’s dependents for 12 months following the termination.
(4)	Represents the vesting of 531,675 time-based restricted stock units multiplied by the closing price of the Company’s shares on the NYSE American of $18.18 on December 31, 2017 (this amount does not include (a) options, which were out of the money on December 31, 2017, nor (b) performance-based restricted stock units which would not have vested on December 31, 2017). For disability or death, represents the amount payable under options only, which were out of the money on December 31, 2017.

Total amounts payable upon a change-in-control for Mr. Johnsrud may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code.

Termination without Cause or Resignation for Good Reason. Mr. Johnsrud’s employment agreement provides for the following payments and benefits:

•	Continuation of the payment of Mr. Johnsrud’s base salary through April 28, 2020;

•	Bonus payments through April 28, 2020 based on the greater of the amount equal to the bonus paid in the prior fiscal year or the amount equal to the bonuses that would have been payable for the then current year;

•	Payment of medical and family insurance benefits through April 28, 2020; and

•	Accelerated vesting of all outstanding options, rights, or awards granted or to be granted, other than performance awards which shall remain outstanding pro rata until the end of the applicable performance period.

Change-in-Control. Mr. Johnsrud’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within one year after a change-in-control):

•	Payment of all compensation, including salary and bonus, earned but not yet paid;

•	A lump-sum payment equal to the sum of the amount of Mr. Johnsrud’s annual base salary, the amount of discretionary cash bonus amount paid in the fiscal year prior to the change in control, and the amount equal to the cost of premiums to continue COBRA coverage; and

•	Immediate vesting of any and all options, rights, or awards granted under any of the Company’s incentive compensation or equity compensation plans.

Death or Disability. If Mr. Johnsrud’s employment terminates due to death or disability, his employment agreement entitles him to receive all compensation and prior year bonus earned but not yet paid, pro-rated portion of any current year bonus, and all medical insurance and other benefits Mr. Johnsrud’s dependents would have otherwise been entitled for one year following the date of death or permanent disability.

In order to receive the severance payments and benefits described above, Mr. Johnsrud is required to execute a full general release of claims in favor of the Company.

Good Cause and Good Reason Defined. For purposes of the amended and restated employment agreement, “good cause” is generally defined as the occurrence, at any time, of any of the following: (1) Mr. Johnsrud commits a material breach of the amended and restated employment agreement, (2) Mr. Johnsrud is convicted of, or pleads no contest to, a felony or criminal offense, (3) Mr. Johnsrud is guilty of gross negligence, recklessness, or willful misconduct in connection with or affecting the business or affairs of the Company, (4) Mr. Johnsrud’s material and intentional unauthorized use, misappropriate, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, (5) Mr. Johnsrud’s willful failure to take actions permitted by law and necessary to implement policies of the Board that the Board has communicated to him in writing, (6) Mr. Johnsrud’s continued failure to devote substantially his full business time, energy and attention to his duties as an executive officer of the Company or its affiliates, following written notice from the Board to Mr. Johnsrud of such failure, or (7) the existence of any condition resulting from Mr. Johnsrud’s current substantial dependence on alcohol, or any narcotic drug or other controlled or illegal substance.

For purposes of the employment agreement, “good reason” generally means (1) an other than de minimis diminution in Mr. Johnsrud’s base salary, (2) a material diminution in Mr. Johnsrud’s authorities, duties and executive responsibilities with the Company, (3) the relocation of the Company’s office to a location outside the Phoenix, Arizona metropolitan area, other than a relocation to the Houston, Texas metropolitan area, (4) a material breach of this Agreement by the Company, or (5) a change in reporting structure of the Company where Mr. Johnsrud is required to report to someone holding a title or position different than the title or position of the person (or the Board in the case of the Chief Executive Officer) that Mr. Johnsrud was required to report to on the Execution Date and following the Effective Date, as applicable.

The table below shows the estimated payments and benefits that will be made to Mr. Lang under various scenarios related to a termination of employment, including termination in connection with a change-in-control of the Company. The table assumes that such termination occurred on December 31, 2017. The actual amounts that would be paid to Mr. Lang can only be determined at the time of an actual termination of employment and may vary from those set forth below. The assumptions that we used in creating the table are set forth directly below.

Edward A. Lang
	Termination Without Cause or For Good Reason	Termination Following Change in Control	Disability	Death
Severance Payments(1)	$350,000	$700,000	$—	$—
Bonus(2)	—	—	—	—
Benefits(3)	19,729	39,458	—	—
Stock Awards(4)	—	—	—	—

Total	$369,729	$739,458	$—	$—

(1)	Represents a payment of 12 months of base pay if terminated without a change-in-control. For change-in-control, represents a lump-sum of 12 months of base salary and an additional lump-sum of 12 months of base salary.
(2)	Mr. Lang’s employment agreement provides for a lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination occurs if such bonus would have been earned and paid but for the termination without a change-in-control. In the event of a change-in-control, Mr. Lang’s employment agreement provides for a lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination occurs at target. There was no target bonus for Mr. Lang during 2017.
(3)	Represents a lump-sum severance payment equal to 12 months of the Company’s COBRA premiums in effect on the termination date (based on Employee’s coverage status under the Company’s group health plan on the termination date) without a change-in-control. For change-in-control, represents payment equal to 24 months of the Company’s COBRA premiums in effect on the termination date.
(4)	Mr. Lang’s employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria – which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied) for a termination without a change-in-control or the executive’s death or disability. In the event of a change-in-control, Mr. Lang’s employment agreement provides for full vesting of all outstanding equity awards, including performance-based awards. There were no equity awards outstanding for Mr. Lang during 2017.

Termination without Cause or Resignation for Good Reason. Mr. Lang’s employment agreement provides for the following payments and benefits:

•	Payment of 12 months of the Base Salary in effect immediately prior to the termination date;

•	Payment of 12 months of the Company’s COBRA premiums in effect on the termination date;

•	Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Lang’s employment; and

•	Full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria – which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied).

Change-in-Control. Mr. Lang’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within six months prior to, or one year after, a change-in-control):

•	Lump-sum payment of an amount equal to 24 months of the Base Salary in effect immediately prior to the termination date;

•	Payment of 24 months of the Company’s COBRA premiums in effect on the termination date;

•	A lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination date occurs at target; and

•	Full vesting of all outstanding equity awards, including performance-based awards.

Death or Disability. If Mr. Lang’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria – which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied). In order to receive the severance payments and benefits described above, Mr. Lang is required to execute a full general release of claims in favor of the Company.

Cause and Good Reason Defined. For purposes of the employment agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the employment agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel or a material breach of his employment agreement by the Company. “Good reason” also means a change in direct reporting to anyone other than the Board or CEO of the Company.

The table below shows the estimated payments and benefits that will be made to Mr. Crabb under various scenarios related to a termination of employment, including termination in connection with a change-in-control of the Company. The table assumes that such termination occurred on December 31, 2017. The actual amounts that would be paid to Mr. Crabb can only be determined at the time of an actual termination of employment and may vary from those set forth below. The assumptions that we used in creating the table are set forth directly below.

Joseph M. Crabb
	Termination Without Cause or For Good Reason	Termination Following Change in Control	Disability	Death
Severance Payments(1)	$800,000	$800,000	$—	$—
Bonus(2)	150,000	150,000	—	—
Benefits(3)	19,729	39,458	—	—
Stock Awards(4)	—	—	—	—

Total	$969,729	$989,458	$—	$—

(1)	Represents a payment of 24 months of base salary if terminated with or without a change-in-control.
(2)	Represents a lump-sum payment equal to 100% of Mr. Crabb’s 2017 retention bonus which would have been payable upon termination. Mr. Crabb’s employment agreement provides for a lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination occurs if such bonus would have been earned and paid but for the termination without a change-in-control. In the event of a change-in-control, Mr. Crabb’s employment agreement provides for a lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination occurs at target. Other than the retention bonus, there was no target bonus for Mr. Crabb during 2017.
(3)	Represents a lump-sum severance payment equal to 12 months of the Company’s COBRA premiums in effect on the termination date (based on Employee’s coverage status under the Company’s group health plan on the termination date) without a change-in-control. For change-in-control, represents payment equal to 24 months of the Company’s COBRA premiums in effect on the termination date.
(4)	Mr. Crabb’s employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria – which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied) for a termination without a change-in-control or the executive’s death or disability. In the event of a change-in-control, Mr. Crabb’s employment agreement provides for full vesting of all outstanding equity awards, including performance-based awards. There were no equity awards outstanding for Mr. Crabb as of December 31, 2017.

Total amounts payable upon a change-in-control for Mr. Crabb may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code.

Termination without Cause or Resignation for Good Reason. Mr. Crabb’s employment agreement provides for the following payments and benefits:

•	Payment of 24 months of the Base Salary in effect immediately prior to the termination date;

•	Payment of 12 months of the Company’s COBRA premiums in effect on the termination date;

•	Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Crabb’s employment;

•	Full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria – which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied); and

•	Full vesting of retention bonus (in the amount of $150,000 earned on April 30, 2018 and payable not later than December 30, 2018) to the extent not previously vested and paid.

Change-in-Control. Mr. Crabb’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within six months prior to, or one year after, a change-in-control):

•	Lump-sum payment of an amount equal to 24 months of the Base Salary in effect immediately prior to the termination date;

•	Payment of 24 months of the Company’s COBRA premiums in effect on the termination date;

•	A lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination date occurs at target;

•	Full vesting of all outstanding equity awards, including performance-based awards; and

•	Full vesting of retention bonus (in the amount of $150,000 earned on April 30, 2018 and payable not later than December 30, 2018) to the extent not previously vested and paid.

Death or Disability. If Mr. Crabb’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria – which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied). In order to receive the severance payments and benefits described above, Mr. Crabb is required to execute a full general release of claims in favor of the Company.

Cause and Good Reason Defined. For purposes of the employment agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the employment agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel or a material breach of his employment agreement by the Company. “Good reason” also means a change in direct reporting to anyone other than the Board or CEO of the Company.

2017 Director Compensation

Background, Fees, and Awards

Directors of publicly traded companies have substantial responsibilities and time commitments, and there is a competitive market for highly qualified and experienced directors. As such, the Compensation and Nominating Committee seeks to provide appropriate compensation to directors taking into account these factors.

Historically and prior to our emergence from bankruptcy, our Compensation Committee had determined that the annual retainer for all non-employee members of the Board would be $25,000 per annum, paid in cash in two equal installments, and $75,000 per annum in the form of restricted stock under our 2009 Equity Plan. These restricted stock awards vest in equal one-half increments on each of the two anniversaries following the grant date. However, as a result of our ongoing refinancing and restructuring activities, we did not grant any restricted stock to non-employee members of our Board in 2017 prior to our emergence from bankruptcy. In addition, members of the Board serving on the Audit Committee received a cash payment of $1,000 per Audit Committee meeting attended, with the chair receiving an additional $1,000 per meeting. Directors are also reimbursed for their out-of-pocket expenses incurred when traveling to a Board or committee meeting.

Following our emergence from bankruptcy on the Effective Date, the Compensation and Nominating Committee recommended and the Board approved compensation for non-employee Board members of $100,000 in cash and, in addition, an annual equity grant. The Compensation and Nominating Committee also recommended, and the Board approved, additional annual cash compensation for the Chair of the Audit Committee and the Chair of the Compensation and Nominating Committee in the amounts of $15,000 and $10,000, respectively. The annual equity grant initially was determined to consist of stock options but, on February 22, 2018, prior to issuance and in lieu of any such stock option grants, the Compensation and Nominating Committee authorized an award of restricted stock under the Directors Plan in the amount of 3,342 shares of restricted stock for service during fiscal year 2018 and an additional partial-year award grant of 1,346 shares of restricted stock for service during the portion of fiscal 2017 following the Effective Date, all of which were granted on March 16, 2018 and will fully vest on the first anniversary of the grant date, subject to accelerated vesting upon death, disability, or the consummation of a Change in Control transaction, and with such grant further subject to ratification of the

Directors Plan by shareholders at the 2018 annual meeting. For fiscal years subsequent to fiscal 2018, it is anticipated that the non-employee directors will receive an annual grant of restricted stock with a target grant-date value of $50,000.

2017 Board Compensation Table

The following table provides information on the compensation of the non-employee members of our Board during 2017 prior to the Effective Date. The directors in the table below were deemed to have resigned from the Board as of the Effective Date of August 7, 2017. The compensation paid to Mr. Johnsrud, who is also an employee, is presented above in the Summary Compensation Table and the related tables. Mr. Johnsrud did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
William M. Austin	$30,000	$—	$30,000
Edward A. Barkett	30,000	—	30,000
Tod C. Holmes	30,000	—	30,000
R.D. “Dan” Nelson	25,000	—	25,000
Alfred E. Osborne, Jr.	35,000	—	35,000
J. Danforth Quayle	25,000	—	25,000
Robert B. Simonds, Jr.	25,000	—	25,000

(1)	Former directors who were members of our Audit Committee received $1,000 in fees per meeting attended, and the former Chair of the Audit Committee (Dr. Osborne) received an additional $1,000 in fees per meeting attended.
(2)	As a result of our refinancing and restructuring, we did not grant any restricted stock to non-employee members of our Board during 2017 prior to our emergence from our chapter 11 proceedings on the Effective Date.

The following table provides information for compensation of the non-employee members of our Board as of December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John B. Griggs	$45,938	$29,046	$74,984
Michael Y. McGovern	39,946	29,046	68,992
Charles K. Thompson	39,946	29,046	68,992
Lawrence A. First(3)	—	—	—

(1)	Directors receive $100,000 annually. The Audit Committee Chair, Mr. Griggs, receives $15,000 annually for this role.
(2)	Represents award grants of 1,346 shares of restricted stock to each non-employee director for partial service during fiscal 2017, with a grant date fair value of $21.58 calculated pursuant to FASB ASC Topic 718. Issuance of the restricted stock pursuant to such award grants is subject to ratification of the Directors Plan by the Company’s stockholders at the Company’s 2018 annual meeting.
(3)	Mr. First was appointed to the Board on May 1, 2018. Going forward, Mr. First’s compensation will be received by Ascribe Investments II LLC and Ascribe Investments III LLC on Mr. First’s behalf. Mr. First has directed the Company to pay any director compensation owed to him to Ascribe’s affiliates. Mr. First has declined to receive any equity-based compensation for his service as a director, either personally or through Ascribe’s affiliates.

The following table provides information on the stock options and unvested restricted stock held by our directors as of June 18, 2018.

Name	Number of Awards(1)
John B. Griggs	4,688
Michael Y. McGovern	4,688
Charles K. Thompson(2)	4,688
Lawrence A. First(3)	—

(1)	Represents award grants of restricted stock to each non-employee director for service during fiscal 2018 and partial service during fiscal 2017. Issuance of the restricted stock pursuant to such award grants are subject to ratification of the Directors Plan by the Company’s stockholders at the Company’s 2018 annual meeting.
(2)	Mr. Thompson became Interim Chief Executive Officer on March 2, 2018.
(3)	Mr. First was appointed to the Board on May 1, 2018. Mr. First has declined to receive any equity-based compensation for his service as a director, either personally or through Ascribe’s affiliates.

Compensation and Nominating Committee

/s/ Michael Y. McGovern
Michael Y. McGovern
Chair

/s/ John B. Griggs
John B. Griggs
Committee Member

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We are seeking an advisory vote from our stockholders to determine how frequently we should seek an advisory vote on compensation of our named executive officers, such as Proposal No. 2 included in this Information Statement. We are required to hold an advisory vote to determine the frequency of the advisory vote on the compensation of our named executive officers every sixth calendar year. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer an advisory vote on our named executive officer compensation once every one, two or three years.

Our Board of Directors (“Board”) believes that an annual advisory vote on named executive officer compensation will provide our stockholders with direct and timely input on our executive compensation program and is the most appropriate alternative for the Company.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder advisory vote to approve the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS A VOTE OF ONE YEAR FOR PROPOSAL NO. 3.

PROPOSAL 4—APPROVAL OF THE 2018 RESTRICTED STOCK PLAN FOR DIRECTORS

The Board of Directors (the “Board”) proposes that stockholders approve the 2018 Restricted Stock Plan for Directors (the “Directors Plan”). On February 22, 2018, following the recommendation of the Compensation and Nominating Committee, the Board adopted the Directors Plan, subject to and to be effective upon stockholder approval at the Annual Meeting. The Board believes that it is in the best interests of the Company and its stockholders to adopt a new plan to provide non-employee directors with an ownership interest in the Company and to enhance our ability to attract and retain highly qualified individuals to serve as directors on our Board.

The following is a summary of the Directors Plan submitted for stockholder approval. The summary describes the principal features of the Directors Plan, but it is qualified by reference to the full text of the Directors Plan, which is included in this Information Statement as Appendix A.

Summary of the Proposed Directors Plan

The Directors Plan provides for the grant of restricted stock to the non-employee directors of the Company. The Compensation and Nominating Committee has full authority and discretion to, among other things: (i) determine which non-employee directors will be granted awards, the times at which awards will be granted, and the number of shares of restricted stock covered by each award; (ii) to interpret the plan; and (iii) to determine the terms and provisions of each respective award agreement.

The Directors Plan limits the number of shares that may be issued thereunder to 100,000 shares of Common Stock. In the event a non-employee director shall cease to be a non-employee director for any reason, except due to death, disability or retirement after age 70, the non-employee director shall forfeit all shares of restricted stock to the Company that have not previously vested for no consideration; provided, however, that the Compensation and Nominating Committee may decide to accelerate the vesting of all or any portion of the shares of restricted stock that have not vested prior to the date the non-employee director’s service terminates. Upon a change in control, as defined in the Directors Plan, restricted stock awards shall become fully vested, to the extent such awards have not previously vested.

Following the Annual Meeting, if the Directors Plan is approved by our stockholders, Messrs. Griggs, McGovern, and Thompson, our non-employee directors as of the date the Directors Plan was adopted by the Board, will be issued 3,342 shares of restricted stock in February 2018 for service during fiscal year 2018 and an additional partial-year award grant of 1,346 shares of restricted stock for service during a portion of fiscal 2017, all of which will fully vest on the first anniversary of the grant date, subject to accelerated vesting upon death, disability, or the consummation of a Change in Control transaction. For fiscal years subsequent to fiscal 2018, it is anticipated that the non-employee directors will receive an annual grant of restricted stock with a target grant-date value of $50,000. Mr. First has declined to receive any equity-based compensation for his service as a director.

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Directors Plan; provided, however, that no such action of the Board without approval of the stockholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated pursuant to stock adjustment, merger, and combinations, and provided further that no termination, amendment, or modification of the Directors Plan shall without the written consent of the Director holding an Award adversely affect the rights of the Director with respect to such Award.

A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Plan Benefits

As described above, only non-employee directors of the Company are eligible to participate in the Directors Plan. Accordingly, none of our executive officers (including our named executive officers) or other employees are eligible to participate in the Directors Plan. The following table sets forth information about the restricted stock awards that will automatically be made to non-employee directors following the annual meeting if the Directors Plan is approved by our stockholders.

Name and Position	Dollar Value ($)(1)	Number of Units
All current non-employee directors as a group	$—	100,000

(1)	The dollar value cannot be determined at this time.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 4.

PROPOSAL 5—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

We are asking the stockholders to ratify the Audit Committee’s appointment of Moss Adams, LLP as our independent registered public accounting firm for the year ending December 31, 2018. Moss Adams LLP is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Moss Adams, LLP representatives are expected to attend the Annual Meeting via conference call. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to ratify the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for 2018. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 5.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors (“Board”) has adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Board’s Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction may be consummated, and may continue, only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or a less than five percent beneficial owner of another entity). A “related party” is any (a) person who is or was (since the beginning of the company’s last fiscal year) an executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of any class of the Company’s voting securities, or (c) immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and anyone (other than a tenant or employee) sharing the household of such person. Disclosure is required for each related party transaction that exceeds $120,000.

Related-Party Transactions with Management

Mr. Johnsrud, our former Chairman and Chief Executive Officer, is the sole member of an entity that owns apartment buildings in North Dakota which are rented to certain of our employees at rates that are believed to be equal to or below market rates. We do not pay or indirectly subsidize any portion of these rental payments.

We periodically purchase fresh water for resale to customers from a sole proprietorship owned by Mr. Johnsrud. We did not purchase any fresh water for resale from the sole proprietorship during the year ended December 31, 2017. Our purchases during the years ended December 31, 2016 and 2015 amounted to $0.1 million and $1.3 million, respectively. No amounts were due to the sole proprietorship at December 31, 2017 and 2016, respectively.

Mr. Johnsrud is the sole member of an entity that owns land in North Dakota on which three of our saltwater disposal wells are situated. We have agreed to pay the entity a per-barrel royalty fee in exchange for the use of the land, which is consistent with rates charged by non-affiliated third parties under similar arrangements. We paid royalties of approximately $43.5 thousand, $0.1 million and $0.2 million during years ended December 31, 2017, 2016 and 2015, respectively. There were no royalties payable to the entity as of December 31, 2017 and 2016.

On December 6, 2017, following the approval of the transaction by the Company’s Audit Committee in accordance with the Company’s Corporate Governance Guidelines, we entered into a Salt Water Injection Easement and Surface Use Agreement with Mr. Johnsrud and his spouse for the Best I-1 and Best E-1 wells, which are to be located in McKenzie County, North Dakota. The wells are being constructed on land owned by Mr. Johnsrud and his spouse as part of a joint scientific study with the University of North Dakota Energy & Environmental Research Center. Mr. Johnsrud will be entitled to receive a royalty for salt water injected into the Best I-1 and Best E-1 wells after they become operational.

Other Relationships

In addition to such related party transactions above, Lawrence A. First, a director of the Company, serves as the Chief Investment Officer and Managing Director of Ascribe Capital LLC (“Ascribe”). Ascribe and/or one or more of its affiliates own approximately 46.256% of the outstanding common stock of the Company as of June 18, 2018, and is owed approximately $10.4 million of the aggregate principal amount of the Second Lien

Term Loan Credit Agreement that the Company entered into on August 7, 2017 (the “Effective Date”) as a result of Bankruptcy Court approval of the Plan of Reorganization. Under the Plan of Reorganization, Ascribe designated John B. Griggs and Lawrence A. First to serve as directors of the Company. Moreover, affiliates of Ascribe are parties to that certain Registration Rights Agreement dated as of the Effective Date by and among the Company and certain stockholders of the Company.

Registration Rights Agreement

On the Effective Date, pursuant to the Plan of Reorganization, the Company entered into a Registration Rights Agreement with certain of our pre-Effective Date creditors that, in the aggregate, received approximately 90% of our common stock on the Effective Date. Pursuant to the Registration Rights Agreement, any holder that, together with its affiliates, (i) beneficially owned 10% of the aggregate outstanding shares of common stock on the Effective Date and (ii) continues to beneficially own at least 5% of the aggregate outstanding shares of common stock (“Demand Holder”), may request registration of its common stock at any time under the Securities Act on Form S-1 (“Long-Form Registration”), if Form S-3 is not available to the Company, or on Form S-3, or any similar short-form registration statement (“Short-Form Registration”), if available. The Company, however, is not required to conduct more than three Long-Form Registrations for each holder, but is required to conduct an unlimited number of Short-Form Registrations for each holder.

In addition, promptly after the Effective Date, the Company is required to use its reasonable best efforts to cause a shelf registration (“Shelf”) on Form S-1 to be declared effective as promptly as reasonably practicable thereafter for the offer and resale of the Common Stock on a delayed or continuous basis. At any time and from time to time after the Shelf has been declared effective, any Demand Holder may request to sell all or any portion of their common stock in an underwritten offering that is registered pursuant to the Shelf, and any holder may participate in such a Shelf takedown. On March 16, 2018, the Company filed a Registration Statement on Form S-1 pursuant to the foregoing obligation.

Pursuant to the Registration Rights Agreement, holders also have customary piggyback registration rights with respect to any offering by the Company under the Security Act. The registration rights are subject to certain conditions and limitations, including our ability to suspend registration statement under certain circumstances. We will generally pay all fees and expenses in connection with our obligations under the Registration Rights Agreement. The rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions. No separate review of this transaction was performed by the Audit Committee as it was a requirement of the Plan of Reorganization.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information concerning our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights or Vesting of Restricted Stock (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	$—	2,480,880	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	—	$—	2,480,880

(1)	Represents shares of the Company’s securities available for the issuance of awards under the MIP and stock options available for issuance to Mr. Johnsrud pursuant to his amended and restated employment agreement, as of December 31, 2017, which were deemed approved by security holders on the Effective Date as a result of Bankruptcy Court approval of the Plan of Reorganization. Refer to Proposal 2 and the discussion regarding “Executive Officers—Approval of Management Incentive Plan” for a further discussion of terms of the MIP and stock options, which are incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. No shares of common stock held by a director or officer have been pledged as security. The Company is not aware of any arrangement or pledge of common stock that could result in a change of control of the Company.

Unless otherwise indicated, the address for each director and officer is c/o Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.

The following table sets forth information known to the Company regarding the beneficial ownership of its common stock as of June 18, 2018 by (i) each director, (ii) each of our named executive officers, and (iii) all executive officers and directors serving as of June 18, 2018 as a group. An individual’s percentage ownership of common stock outstanding is based on 11,695,580 shares of our common stock outstanding as of June 18, 2018. Pursuant to Rule 13d-3(d)(1) under the Exchange Act, shares of common stock subject to stock options currently exercisable or exercisable within 60 days, as well as shares of common stock issuable upon the settlement of vested restricted stock units, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities and the management group but are not deemed outstanding for computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Mark D. Johnsrud(1) Former Chairman of the Board and Chief Executive Officer	1,240,440	(2)	9.589%

Charles K. Thompson Chairman of the Board and Interim Chief Executive Officer	5,889		*

Robert Y. Fox(3) President and Chief Operating Officer	—		—

Edward A. Lang Executive Vice President and Chief Financial Officer	1,000		*

Joseph M. Crabb Executive Vice President, Chief Legal Officer, and Corporate Secretary	—		—

John B. Griggs Director	—		—

Michael Y. McGovern Director	—		—

Lawrence A. First Director	—		—

Shares owned by executive officers and directors as a group	1,247,329	(4)	9.642%

*	Less than 1%
(1)	As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2018, Mr. Johnsrud left the Company on and effective as of March 2, 2018.
(2)	Includes 531,618 vested restricted stock units held by Mr. Johnsrud that each represent the right to receive one share of the Company’s common stock, which will be settled in accordance with the terms and conditions set forth in the MIP and any applicable award agreement(s). Also includes 354,411 vested stock options with an exercise price of $37.03 and 354,411 vested stock options with an exercise price of $41.31 held by Mr. Johnsrud that are exercisable within 60 days of the measurement date.
(3)	Mr. Fox joined the Company as President and Chief Operating Officer effective as of June 18, 2018.
(4)	Includes 531,618 vested restricted stock units held by Mr. Johnsrud that each represent the right to receive one share of the Company’s common stock, which will be settled in accordance with the terms and conditions set forth in the MIP and any applicable award agreement(s). Also includes 354,411 vested stock options with an exercise price of $37.03 and 354,411 vested stock options with an exercise price of $41.31 held by Mr. Johnsrud that are exercisable within 60 days of the measurement date.

The following table sets forth information known to the Company regarding the beneficial ownership of common stock as of June 18, 2018 of persons or groups that own or have the right to acquire more than 5% of our common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ascribe II Investments LLC(1) Ascribe III Investments LLC 299 Park Avenue, 34th Floor, New York, NY 10171	5,409,959	46.256%

ECF Value Fund, LP(2) ECF Value Fund II, LP ECF Value Fund International Master, LP 1177 Ave. of Americas, 46th Floor, New York, NY 10036	5,023,279	42.950%

(1)	Ascribe is the investment manager of Ascribe III Investments LLC (“Fund III”). Ascribe Management LLC (“Ascribe Management”) is the investment manager of Ascribe II Investments LLC (“Fund II”, and together with Fund III, the “Ascribe Funds”). The Ascribe Funds hold Common Stock. American Securities LLC (“American Securities”) is the 100% owner of Ascribe and Ascribe Management. Ascribe Opportunities Fund III, L.P. (“Opportunities III”) and Ascribe Opportunities Fund III(B), L.P. (“Opportunities III(B)”) are the sole members of Fund III. Ascribe Associates III, LLC (“Associates III”) is the general partner of Opportunities III and Opportunities III(B). Ascribe Opportunities Fund II, L.P. (“Opportunities II”) and Ascribe Opportunities Fund II(B), L.P. (“Opportunities II(B)”) are the sole members of Fund II. Ascribe Associates II, LLC (“Associates II”) is the general partner of Opportunities II and Opportunities II(B). Lawrence A. First is the Chief Investment Officer and Managing Director of each of Ascribe and Ascribe Management, which are the investment managers to the Ascribe Funds, and may be deemed to have voting and dispositive power over the shares of Common Stock held by each of the Ascribe Funds. Each of Ascribe, Ascribe Management, American Securities, Associates III, Opportunities III, Opportunities III(B), Associates II, Opportunities II, Opportunities II(B) and Lawrence A. First may be deemed to share beneficial ownership of the Common Stock held by the Ascribe Funds. Each of Ascribe, Ascribe Management, American Securities, Associates III, Opportunities III, Opportunities III(B), Associates II, Opportunities II, Opportunities II(B) and Lawrence A. First disclaims beneficial ownership of the Common Stock held by the Ascribe Funds, except to the extent of its pecuniary interests. In accordance with the Plan of Reorganization, on the Effective Date, Ascribe designated John B. Griggs to serve as a director of the Company and on May 1, 2018, Ascribe designated Lawrence A. First to serve as a director of the Company.
(2)	Gates Capital Management, L.P. (“Gates Capital”), acts as the investment manager to certain funds directly holding Common Stock (the “Gates Capital Funds”). Gates Capital Management GP, LLC (the “General Partner”) is the general partner of Gates Capital, with respect to the shares of Common Stock directly held by the Gates Capital Funds. Gates Capital Management, Inc. (the “Gates Corporation”) is the managing member of the General Partner with respect to the shares of Common Stock directly held by the Gates Capital Funds. Jeffrey L. Gates serves as President of the Gates Corporation with respect to the shares of Common Stock directly held by the Gates Capital Funds. Each of Gates Capital, the General Partner, the Gates Corporation and Jeffrey L. Gates, may be deemed to share beneficial ownership of the Common Stock held by the Gates Capital Funds. Each of Gates Capital, the General Partner, the Gates Corporation and Jeffrey L. Gates, disclaims beneficial ownership of the Common Stock held by the Gates Capital Funds except to the extent of its pecuniary interests. In accordance with the Plan of Reorganization, the Gates Corporation designated Michael Y. McGovern and Charles K. Thompson to serve as directors of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal 2017 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that Mr. Lang filed a late Form 3 reflecting his appointment to Executive Vice President and Chief Financial Officer.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2019 annual meeting of stockholders must be received at our principal executive offices not later than December 28, 2018, which is 120 days prior to the first anniversary of the mailing date of this Information Statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s information statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2019 Annual Meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2018 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our Bylaws must be received no earlier than the close of business on February 7, 2019 and no later than the close of business on March 8, 2019.

In addition, our Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the 2019 annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (1) if specified in the notice of meeting by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote at the meeting, and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Corporate Secretary.

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice by a stockholder for the current year’s annual meeting must be delivered (A) not earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the proposal, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss, manage risk or benefit share price changes, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business at the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to any other business (other than the nomination of persons for the election of directors) must set forth (i) a brief description of the business desired to be brought before the annual meeting (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the annual meeting, and (iv) any material interest in such business of such stockholder.

Stockholders should submit their proposals to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To reduce the expense of delivering duplicate information statement materials to stockholders who may have more than one account holding the Company’s common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of information statement materials, will receive only one copy of our Notice of Internet Availability of Information Statement Materials and, as applicable, any additional information statement materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

If you receive a single set of information statement materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Information Statement Materials, annual report, Shareholders Letter or information statement mailed to you, please submit a request to Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, Attention: Investor Relations or contact the Company at (602) 903-7802, and we will promptly send you what you have requested without charge. However, please note that if you want to receive a paper information statement or other information statement materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Information Statement Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting the Company by mail at Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, or by phone at (602) 903-7802. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by June 30, 2018.

We urge you to participate in the Annual Meeting. Your vote is very important and we encourage you to vote. The Board is not soliciting proxies, and you are requested not to send us proxies. However, you may vote your shares at the Annual Meeting.

By Order of the Board of Directors,

/s/ Charles K. Thompson
Charles K. Thompson
Chairman and Interim Chief Executive Officer

Appendix A

2018 Restricted Stock Plan for Directors

THIS NUVERRA ENVIRONMENTAL SOLUTIONS, INC. 2018 RESTRICTED STOCK PLAN FOR DIRECTORS (the “Plan”) is made effective this 22nd day of February, 2018, to govern the grant of shares of restricted stock to Directors of the Company.

ARTICLE I

Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a)    “Award” means a grant of Restricted Stock under the Plan, subject to the terms and conditions of the Plan and the applicable Award Agreement.

(b)    “Award Agreement” means a Restricted Stock Award Agreement between the Company and a Director evidencing the terms and conditions of an Award of Restricted Stock.

(c)    “Board” or “Board of Directors” shall mean the board of directors of the Company.

(d)    “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:

(i)	any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; or

(ii)	there is consummated a reorganization, recapitalization, merger or consolidation, in a single transaction or series of related transactions, involving the Company, unless (i) immediately after the consummation of such transaction, the voting securities of the Company immediately prior to such transaction continue to represent or are converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such transaction, and (ii) no Person, as a result of such transaction or series of related transactions, is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the successor entity, except to the extent that such ownership existed prior to any such transaction; or

(iii)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)	there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(e)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

(f)    “Company” means Nuverra Environmental Solutions, Inc., a Delaware corporation.

(g)    “Compensation Committee” shall mean such Board committee as may be designated by the Board to administer the Plan.

(h)    “Director” shall mean any non-employee who is serving as a member of the Board of Directors.

(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(k)    “Restricted Stock” means Stock issued pursuant to the Plan.

(l)    “Restricted Period” means the time period(s) over which an Award vests as set forth in Section 5.3 of the Plan.

(m)    “Plan” shall mean this Nuverra Environmental Solutions, Inc. 2018 Restricted Stock Plan for Directors.

(n)    “Service” shall mean the tenure of an individual as a Director.

(o)    “Stock” shall mean the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) therefor pursuant to Section 4.3.

ARTICLE II

The Plan

2.1    Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to the Directors an opportunity to increase their proprietary interest in the Company and recognize their efforts in connection with the organization of the Company by the grant of shares of Restricted Stock to such Directors under the terms set forth herein.

2.2    Effective Date. The Plan shall become effective on the approval of the Plan by the Board of Directors.

2.3    Participants. Only Directors shall be eligible to receive Awards under the Plan.

ARTICLE III

Plan Administration

3.1    Compensation Committee. This Plan shall be administered by the Compensation Committee.

3.2    Power of the Compensation Committee. The Compensation Committee shall have full authority and discretion: (a) to determine, consistent with the provisions of this Plan, which of the Directors will be granted Awards, the times at which Awards shall be granted, and the number of shares of Restricted Stock covered by each Award; (b) to construe and interpret the Plan; (c) to determine the terms and provisions of each respective Award Agreement, which need not be identical; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding upon all persons for all purposes.

ARTICLE IV

Shares of Stock Subject to Plan

4.1    Limitations. Subject to adjustment pursuant to the provisions of Section 4.3 hereof, the number of shares of Stock which may be issued hereunder pursuant to Award Agreements shall not exceed an aggregate of one hundred thousand (100,000) shares. Shares of Restricted Stock granted shall be issuable only from authorized and unissued shares or treasury shares of Stock.

4.2    Restricted Stock Granted Under Plan. Shares of Restricted Stock granted hereunder shall not again be available for the grant of Awards hereunder. If Awards granted hereunder shall forfeit in whole or in part, then the Compensation Committee shall have the discretion to grant new Awards hereunder covering the number of shares of forfeited Stock to which such forfeited Restricted Stock related.

4.3    Stock Adjustments; Mergers and Combinations. Notwithstanding any other provision in this Plan, if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the total number of shares set forth in Section 4.1 of the Plan shall be proportionately and appropriately adjusted by the Compensation Committee.

4.4    Acceleration of Vesting. Subject to Section 4.3, upon a Change in Control, Awards, to the extent not previously vested, shall vest with the restrictions lapsing notwithstanding the provisions of Section 5.3 hereof.

ARTICLE V

Restricted Stock

5.1     Awards and Award Agreements. Each Award granted hereunder shall be evidenced by minutes of a meeting of the Compensation Committee authorizing the same and by a written Award Agreement dated as of the date of grant and executed by the Company and the Director, which Award Agreement shall set forth such terms and conditions as may be determined by the Compensation Committee to be consistent with the Plan. Each Award shall have a Restricted Period of one (1) or more years as determined by the Committee. After the Committee determines that it will grant an Award to a Director, it will deliver an Award Agreement to the Director containing the terms under which the Restricted Stock may become vested and the number of shares of Restricted Stock that the Director shall be entitled to receive upon vesting of the Award. The Award shall be accepted by the Director executing and delivering the award Agreement in the manner specified by the Committee.

5.2    Purchase Price. Restricted Stock shall be offered under the Plan for such consideration in cash or services as is determined by the Committee and set forth in the applicable Award Agreement.

5.3    Restricted Period. At the time an Award is made, the Committee shall establish period(s) of time during which the shares of Restricted Stock granted shall be restricted and subject to forfeiture (the “Restricted Period”). The duration of the Restricted Period and the limitations on transferability will be set forth in the Award Agreement. Each Award may have a different Restricted Period as determined by the Committee in its discretion.

5.4    Risk of Forfeiture. In the event a Director shall cease to be a Director for any reason, then except as otherwise set forth in this Section 5.4 or in Section 5.9, the Director shall, for no consideration, forfeit to the Company all shares of Restricted Stock granted to the Director pursuant to an Award Agreement that have not previously vested. Upon the unanimous approval of the Committee (except that if the Director whose Restricted Stock is at issue is a member of the Committee, then that Director will abstain from the decision), the Committee may decide to accelerate the vesting of all or any portion of the shares of Restricted Stock that had not vested prior to the date the Director’s Service terminates.

5.5    Non-transferability of Awards. No Restricted Stock awarded under the Plan shall be transferred, sold, exchanged, pledged or otherwise disposed of by a Director during the Restricted Period, other than (i) by the Director’s last will and testament, (ii) by the applicable laws of descent and distribution, or (iii) as otherwise determined by the Committee. The provisions of the Plan and each applicable Award Agreement shall be binding upon the Director’s executors, administrators, personal representatives, and heirs.

5.6    Stock Certificate Representing Restricted Stock and Book Entry. At the time of grant of an Award, the Company may issue stock certificates or cause such shares to be issued in the name of the Director on the books and records of the Company that evidence the Restricted Stock pending the lapse of applicable restrictions; and if a stock certificate is issued, such certificate shall bear a legend making reference to such restrictions substantially in the following form (or such other form as the Committee shall specify):

“The transferability of this certificate and the shares of stock represented by this certificate are subject to the terms and conditions (including forfeiture) of the Nuverra Environmental Solutions, Inc. 2018 Restricted Stock Plan For Directors and an Award Agreement entered into by the registered owner and Nuverra Environmental Solutions, Inc. Copies of such Plan and Award Agreement are on file in the offices of Nuverra Environmental Solutions, Inc.”

5.7    Escrow of Restricted Stock. To facilitate enforcement of the transfer restrictions prior to vesting, such shares of Restricted Stock granted to a Director shall be held in custody by the Company as escrow agent until the restrictions thereon have lapsed. Each Director shall execute and deliver to the Company a stock power endorsed in blank for the shares of Restricted Stock covered by an Award.

5.8    Shares Upon Vesting. Upon the expiration of the Restricted Period and the satisfaction of any other conditions specified in an applicable Award Agreement, the restrictions applicable to an Award of Restricted Stock shall lapse and the number of shares of Stock shall be delivered by the Company as soon as administratively feasible, free and clear of such restrictions and legends, except any that may be imposed by law. A new stock certificate or record on the books and records of the Company for the balance of any shares of Restricted Stock shall be issued with applicable restrictive legends and held in escrow by the Company pending lapse of such restrictions.

5.9    Effect of Death, Disability, Retirement or Other Termination of Service.

(a)    If a Director’s Service shall be terminated by reason of retirement after age seventy (70) or the disability (as defined in Section 5.9(b) hereof) or death of the Director, then all outstanding Awards granted to such Director shall become one hundred percent (100%) vested on the date of such termination of Service.

(b)    For purposes of this Section 5.9, the term “disability” shall have the meaning set forth in Code Section 22(e)(3).

5.10    Investment Intent. Upon or prior to a Director’s execution and delivery of an applicable Award Agreement, the Director shall furnish to the Company in writing such information or assurances as, in the Company’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Restricted Stock to be issued as a result of an Award, the Company shall have the right to require, as a condition to the grant of such Award, that the Director represent to the Company in writing that the shares of Restricted Stock to be received upon grant of such Award and the shares of Stock upon vesting of the Award will be acquired by the Director for investment and not with a view to distribution and that the Director agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Company shall have the right to endorse on certificates representing shares of Restricted Stock and Stock such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

ARTICLE VI

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 hereof, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Director holding an Award adversely affect the rights of the Director with respect to such Award.

ARTICLE VII

Miscellaneous

7.1    Service. Nothing in the Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any Director the right to continue Service.

7.2    Other Compensation Plans. The adoption of the Plan shall not affect any other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for Directors.

7.3    Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

7.4    Singular; Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

7.5    Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

7.6    Headings, etc., No Part of Plan. Headings of articles and sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

7.7    Severability. If any provision or provisions of this Plan shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8    Code Section 83(b) Elections; Tax Withholdings. Section 83(b) of the Code permits a recipient of Restricted Stock to elect, within thirty (30) days following the date of grant of the Award, to elect to immediately recognize ordinary income in an amount equal to the fair market value of the Stock on the date of the grant (an “83(b) Election”). A Director shall only make an 83(b) Election in accordance with requirements of the Committee relating to 83(b) Elections. The Company is authorized to withhold from any cash or Stock remuneration payable to a Director any taxes required to be withhold by the Company.

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